SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

BioDelivery Sciences International, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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July 2, 2018

To the Stockholders of BioDelivery Sciences International, Inc.:

BioDelivery Sciences International, Inc. (the “Company”) is pleased to send you the enclosed notice of the 2018 Annual Meeting of Stockholders of the Company (the “Meeting”) to be held at 11:00 a.m. on Thursday, August 2, 2018 at The Hilton Garden Inn, 3912 Arrow Drive, Raleigh, NC 27612.

The items of business for the Meeting are listed in the following Notice of Annual Meeting and are more fully addressed in the attached Proxy Statement. The Proxy Statement is first being mailed to stockholders of the Company on or about July 9, 2018.

Your vote is important—please date, sign and return your proxy card in the enclosed envelope or vote online as soon as possible to ensure that your shares will be represented and voted at the Meeting even if you cannot attend. If you attend the Meeting, you may vote your shares in person even though you have previously signed and returned your proxy.

If you have any questions regarding this material, please do not hesitate to call me at (919) 582-9050.

Sincerely yours,

Herm Cukier
Chief Executive Officer
BioDelivery Sciences International, Inc.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE OR VOTE ONLINE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING.

BIODELIVERY SCIENCES INTERNATIONAL, INC.

4131 ParkLake Ave., Suite #225

Raleigh, North Carolina 27612

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on Thursday, August 2, 2018

The 2018 Annual Meeting of Stockholders (the “Meeting”) of BioDelivery Sciences International, Inc. (the “Company”) will be held at 11:00 a.m. on Thursday, August 2, 2018, at The Hilton Garden Inn, 3912 Arrow Drive, Raleigh, NC 27612, for the following purposes:

1.	To approve an amendment to the Company’s Certificate of Incorporation, as amended (the “Charter”), to declassify the Company’s Board of Directors (the “Board”) (“Proposal 1”);

2.	To approve an amendment to the Charter to clarify the voting standard for the election of director nominees (“Proposal 2”);

3.	To approve an amendment to the Charter to increase the number of authorized shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), from 75,000,000 shares to 125,000,000 shares (“Proposal 3”);

4.	To elect two directors to the Board, Peter S. Greenleaf (our current Chairman of the Board) and Todd C. Davis (a director), each to hold office until either (a) the 2019 annual meeting of the Company’s stockholders if the stockholders approve Proposal 1 to eliminate the classification of the Board and until each such director’s successor shall have been duly elected and qualified or until his earlier resignation or removal, or (b) the 2021 annual meeting of the Company’s stockholders if the stockholders do not approve such proposal and until each such director’s successor shall have been duly elected and qualified or until his earlier resignation or removal (“Proposal 4”);

5.	To ratify the appointment by the Audit Committee of the Board of Cherry Bekaert LLP as the Company’s registered public accounting firm for the fiscal year ending December 31, 2018 (“Proposal 5”);

6.	To ratify the issuance and sale of the Company’s Series B Non-Voting Convertible Preferred Stock, par value $.001 per share (the “Series B Preferred Stock”), and to approve the issuance of Common Stock issuable upon the conversion of the Series B Preferred Stock as required by and in accordance with NASDAQ Marketplace Rule 5635(d) (“Proposal 6”).

7.	To adjourn the Meeting to a later date or dates, if necessary, to solicit additional proxies in favor of Proposal 3 or Proposal 6 (“Proposal 7”); and

8.	To transact such other business as may properly come before the Meeting or any adjournment thereof (“Proposal 8”).

Stockholders are cordially invited to attend the Meeting in person. However, to assure your representation at the Meeting, please complete and sign the enclosed proxy card and return it promptly. Even if you have previously submitted a proxy card, you may choose to vote in person at the Meeting. Whether or not you expect to attend the Meeting, please read the attached Proxy Statement and then promptly complete, date, sign and return the enclosed proxy card in order to ensure your representation at the Meeting. If you hold your shares through a brokerage firm, you may cast your vote by visiting www.proxyvote.com. If you are a registered stockholder, you may cast your vote by visiting www.voteproxy.com. You may also have access to the materials for the Meeting by visiting the website http://www.bdsiproxy.com.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1, 2, 3, 4, 5, 6 AND 7.

BY ORDER OF THE BOARD OF DIRECTORS,

Ernest R. De Paolantonio, CPA
Secretary, Treasurer and Chief Financial Officer
Raleigh, North Carolina

July 2, 2018

Page
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS	1

INTRODUCTION	5

2018 Annual Meeting of Stockholders	5
Record Date; Mailing Date	5
Proposals to be Submitted at the Meeting	5
Principal Offices	5
Information Concerning Solicitation and Voting	5
Expenses	6
Revocability of proxies	6

PROPOSAL 1 PROPOSAL TO AMEND THE CHARTER TO DECLASSIFY THE BOARD OF DIRECTORS	7

Summary of Proposal	7

PROPOSAL 2 PROPOSAL TO AMEND THE CHARTER TO CLARIFY THE VOTING STANDARD FOR THE ELECTION OF DIRECTOR NOMINEES	8

PROPOSAL 3 APPROVAL OF THE ADOPTION OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK, PAR VALUE $0.001 PER SHARE, FROM 75,000,000 SHARES TO 125,000,000 SHARES	9

Form of the Amendment	9
Purpose of the Amendment	9
Rights of Additional Authorized Shares	10
Potential Adverse Effects of the Amendment	10
Effectiveness of the Amendment and Vote Required	10

PROPOSAL 4 ELECTION OF CLASS I DIRECTORS	11

Introduction	11
Directors and Executive Officers	11
Agreement with Broadfin Regarding Board Composition and Related Matters	11
Business Experience of Nominees	12
Key Employees	14
Certain Legal Proceedings	14
Director Independence	15
Meetings of the Board and Stockholders	15
Board Committees	15
Audit Committee	15
Nominating and Corporate Governance Committee	15
Compensation Committee	16
Board Leadership Structure and Role in Risk Oversight	16
Lead Director	16
Section 16(a) Beneficial Ownership Reporting Compliance	16
Code of Ethics	17

AUDIT COMMITTEE REPORT	18

COMPENSATION COMMITTEE REPORT	19

COMPENSATION DISCUSSION AND ANALYSIS	20

Objectives of Our Compensation Program	20
Elements of Our Compensation Program and Why We Chose Each	21
Main Compensation Components	21
Salary	21
Performance Cash Bonus Plan	21
Equity Incentive Compensation	22
Performance Long Term Incentive Plan	22
Other Compensation	22
Determination of Compensation Amounts	23
Industry Survey Data	23
Determination of Base Salaries	23
Performance Cash Bonus Plan	24
Determination of Equity Incentive Compensation	24
Equity Grant Practices	24
Compensation Setting Process	25
Compensation Decisions for Performance in 2017	25
General Assessment of Management Performance in 2017	25
2017 Cash Bonus Calculations	26
Equity Awards in February 2018	26
Individual Performance and Compensation of Dr. Sirgo, our President and CEO During 2017	26
Individual Performance and Compensation of the Chief Financial Officer	27
Individual Performance and Compensation of the Senior Vice President and Chief Technology Officer	27
Appointment of President	27
Sirgo Retirement Agreement	28
Vasisht Retirement Agreement	30
Accounting and Tax Considerations	31
Narrative Disclosure to Summary Compensation Table	32
Employment Agreements	32

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END	34

Outstanding Equity Awards Narrative Disclosure	35
Amended and Restated 2001 Incentive Plan	35
2011 Equity Incentive Plan	36
Option Exercises and Stock Vested	36
Pension Benefits	36
Nonqualified Deferred Compensation	36

GRANTS OF PLAN-BASED AWARDS IN 2017	37

Narrative to Grants of Plan Based Awards Table	37
Potential Payments Under Severance/Change in Control Arrangements	37
CEO Pay Ratio – 15:1	38

DIRECTOR COMPENSATION	39

Narrative to Director Compensation	40
Performance Long Term Incentive Plan	40
Compensation Committee Interlocks and Insider Participation	41

PROPOSAL 5 RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2018	42

PROPOSAL 6 RATIFICATION OF THE ISSUANCE AND SALE OF THE SERIES B PREFERRED STOCK, AND APPROVAL OF THE ISSUANCE OF COMMON STOCK ISSUABLE UPON THE CONVERSION OF THE SERIES B PREFERRED STOCK AS REQUIRED BY AND IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 5635(D)	43

BIODELIVERY SCIENCES INTERNATIONAL, INC.

4131 ParkLake Ave., Suite #225

Raleigh, North Carolina 27612

919-582-9050

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

to be held on Thursday, August 2, 2018, 11:00 a.m.

The Hilton Garden Inn

3912 Arrow Drive, Raleigh, NC 27612

The accompanying proxy card, mailed together with this proxy statement (this “Proxy Statement”) and our Annual Report on Form 10-K for the year ended December 31, 2017 (the “Annual Report”), is solicited by and on behalf of the board of directors (the “Board of Directors” or the “Board”) of BioDelivery Sciences International, Inc., a Delaware corporation (which we refer to in this Proxy Statement as the “Company”), for use at the 2018 annual meeting of the stockholders of the Company (the “Meeting”) and at any adjournment or postponement thereof. References in this Proxy Statement to “we,” “us,” “our” or like terms also refer to the Company, and references in this Proxy Statement to “you” refer to the stockholders of the Company. The mailing address of our principal executive offices is 4131 ParkLake Ave., Suite #225, Raleigh, North Carolina 27612. This Proxy Statement, the accompanying proxy card, Notice of Annual Meeting and our 2017 Annual Report were first mailed to our stockholders on or about July 9, 2018.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why am I receiving this Proxy Statement?

This Proxy Statement describes the proposals on which our Board of Directors (the “Board”) would like you, as a stockholder, to vote at our 2018 Annual Meeting, which will take place on Thursday, August 2, 2018 at 11:00 a.m. local time at The Hilton Garden Inn, 3912 Arrow Drive, Raleigh, NC 27612. This Proxy Statement also gives you information on these proposals so that you can make an informed decision.

Who can vote at the annual meeting of stockholders?

If our records show that you were a holder of shares of our common stock, par value $0.001 per share (“Common Stock”), at the close of business on June 25, 2018 (the “Record Date”), you are entitled to receive notice of the Meeting and to vote the shares of Common Stock that you held on the Record Date.

How many shares can vote?

As of the close of business on the Record Date, 59,351,956 shares of Common Stock were issued and outstanding and entitled to vote. There is no other class of voting securities outstanding. You are entitled to one vote for each share of Common Stock you held as of the close of business on the Record Date. The proxy card shows the number of shares of our Common Stock you are entitled to vote. Information about the stockholdings of our directors and executive officers is contained in the section of this Proxy Statement entitled “Beneficial Ownership of Principal Stockholders, Officers and Directors” of this Proxy Statement.

What constitutes a quorum?

A quorum refers to the number of shares that must be in attendance at a meeting to lawfully conduct business. The presence in person or by proxy of stockholders entitled to cast a majority of all of the votes entitled to be cast will constitute a quorum for the transaction of business at the meeting. If a share is represented for any purpose at the special meeting it is deemed to be present for quorum purposes and for all other matters as well. Abstentions and broker non-votes, if any, will be counted for purposes of determining the existence of a quorum.

What is the proxy card?

The proxy card enables you to appoint Herm Cukier, our Chief Executive Officer, and/or Ernest R. De Paolantonio, our Secretary, Treasurer and Chief Financial Officer, as your representative at the Meeting. By completing and returning the proxy card or voting online as described herein, you are authorizing these persons to vote your shares at the Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Meeting. Even if you plan to attend the Meeting, we think that it is a good idea to complete and return your proxy card before the Meeting date just in case your plans change. If a proposal comes up for vote at the Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

What am I voting on?

You are being asked to vote on:

1.	An amendment to the Company’s Certificate of Incorporation, as amended (the “Charter”), to declassify the Board (“Proposal 1”);

2.	An amendment to the Charter to clarify the voting standard for the election of director nominees (“Proposal 2”);

3.	An amendment to the Charter to increase the number of authorized shares of Common Stock from 75,000,000 shares to 125,000,000 shares (“Proposal 3”);

4.	The election of two directors to the Board, Peter S. Greenleaf (our current Chairman of the Board) and Todd C. Davis (a director), each to hold office until either (a) the 2019 annual meeting of the Company’s stockholders if the stockholders approve Proposal 1 to eliminate the classification of the Board and until each such director’s successor shall have been duly elected and qualified or until his earlier resignation or removal, or (b) the 2021 annual meeting of the Company’s stockholders if the stockholders do not approve such proposal and until each such director’s successor shall have been duly elected and qualified or until his earlier resignation or removal (“Proposal 4”);

5.	Ratification of the appointment by the Audit Committee of the Board of Cherry Bekaert LLP as the Company’s registered public accounting firm for the fiscal year ending December 31, 2018 (“Proposal 5”);

6.	Ratification of the issuance and sale of the Company’s Series B Non-Voting Convertible Preferred Stock, par value $.001 per share (the “Series B Preferred Stock”), and approval of the issuance of Common Stock issuable upon the conversion of the Series B Preferred Stock as required by and in accordance with NASDAQ Marketplace Rule 5635(d) (“Proposal 6”); and

7.	Adjournment of the Meeting to a later date or dates, if necessary, to solicit additional proxies in favor of Proposal 3 or Proposal 6 (“Proposal 7”).

We will also transact any other business that properly comes before the Meeting.

How does the Board recommend that I vote?

Our Board unanimously recommends that the stockholders vote “FOR” Proposals 1, 2, 3, 4, 5, 6 and 7.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If, on the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are a “stockholder of record” who may vote at the Meeting, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to direct the voting of your shares by returning the enclosed proxy card to us or to vote in person at the Meeting. Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy card to ensure that your vote is counted.

Beneficial Owner

If, on the Record Date, your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record for purposes of voting at the Meeting. As the beneficial owner, you have the right to direct your broker on how to vote your shares and to attend the Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Meeting unless you receive a valid proxy from your brokerage firm, bank or other nominee holder. To obtain a valid proxy, you must make a special request of your brokerage firm, bank or other nominee holder. If you do not make this request, you can still vote by using the voting instruction card enclosed with this proxy statement; however, you will not be able to vote in person at the Meeting.

How do I vote?

(1) You may vote by mail. You may vote by mail by completing, signing and dating your proxy card and returning it in the enclosed, postage-paid and addressed envelope. If we receive your proxy card prior to the Meeting and if you mark your voting instructions on the proxy card, your shares will be voted:

•	as you instruct, and

•	according to the best judgment of the proxies if a proposal comes up for a vote at the Meeting that is not on the proxy card.

If you return a signed card, but do not provide voting instructions, your shares will be voted “FOR” Proposals 1, 2, 3, 4, 5, 6 and 7 and according to the best judgment of either Mr. Cukier or Mr. De Paolantonio for any proposal that comes up for a vote at the Meeting that is not on the proxy card.

(2) You may vote in person at the Meeting. We will pass out written ballots to anyone who wants to vote at the Meeting. However, if you hold your shares in street name, you must bring to the Meeting a valid proxy from the broker, bank or other nominee holding your shares that confirms your beneficial ownership of the shares and gives you the right to vote your shares. Holding shares in street name means you hold them through a brokerage firm, bank or other nominee, and therefore the shares are not held in your individual name. We encourage you to examine your proxy card closely to make sure you are voting all of your shares in the Company.

(3) You may vote online. You may also have access to the materials for the Meeting by visiting the website http://www.bdsiproxy.com. You may also cast your vote by visiting www.proxyvote.com if you hold your shares in “street name” or www.voteproxy.com if you are a registered stockholder. Votes cast via internet may be submitted at any time prior to 11:59 p.m. Eastern Time on August 1, 2018.

For those stockholders with internet access, we encourage you to authorize a proxy to vote your shares via the internet, a convenient means of authorizing a proxy that also provides cost savings to us. In addition, when you authorize a proxy to vote your shares via the internet or by telephone prior to the Meeting date, your proxy authorization is recorded immediately and there is no risk that postal delays will cause your vote by proxy to arrive late and, therefore, not be counted. For further instructions on authorizing a proxy to vote your shares, see your proxy card. You may also vote your shares at the Meeting. If you attend the Meeting, you may vote in person, and any proxies that you authorized by mail or by internet or telephone will be superseded by the vote that you cast at the Meeting.

What does it mean if I receive more than one proxy card?

You may have multiple accounts at the transfer agent and/or with brokerage firms. Please sign and return all proxy cards to ensure that all of your shares are voted.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Meeting. You may do this by:

•	sending a written notice to the Secretary of the Company stating that you would like to revoke your proxy of a particular date;

•	signing another proxy card with a later date and returning it before the polls close at the Meeting; or

•	attending the Meeting and voting in person.

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the broker, bank or other nominee. If your shares are held in street name, and you wish to attend and vote at the Meeting, you must bring to the Meeting a legal proxy from the broker, bank or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares.

Will my shares be voted if I do not sign and return my proxy card?

If your shares are held in street name or in your name and you do not sign and return your proxy card, your shares will not be voted unless you vote in person at the Meeting.

How are votes counted?

You may vote “for,” “against,” or “abstain” on each of the proposals being placed before our stockholders. Abstentions and broker non-votes (i.e., shares held by brokers on behalf of their customers, which may not be voted on certain matters because the brokers have not received specific voting instructions from their customers with respect to such matters) will be counted solely for the purpose of determining whether a quorum is present at the Meeting.

What vote of stockholders is required to approve the proposals?

Proposals 1, 2 and 3: The affirmative vote of a majority of the votes entitled to vote is required to approve Proposals 1, 2 and 3. Abstentions and broker non-votes will have the same effect as a vote against Proposals 1, 2 and 3.

Proposal 4: The affirmative vote of a majority of the votes cast at the Meeting is required to elect each of Peter S. Greenleaf and Todd C. Davis as directors. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Proposal 5: The affirmative vote of a majority of the votes cast at the Meeting is required to ratify the appointment of Cherry Bekaert LLP as the Company’s registered public accounting firm for the fiscal year ending December 31, 2018. Abstentions and broker non-votes will have no direct effect on the outcome of this proposal.

Proposal 6: The affirmative vote of a majority of the votes cast at the Meeting is required to approve Proposal 6. Abstentions will have the same effect as a vote against Proposal 6. Broker non-votes will have no effect on the outcome of this proposal.

Proposal 7: The affirmative vote of a majority of the votes cast at the Meeting is required to approve Proposal 7. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

How many votes are required to approve other matters that may come before the stockholders at the Meeting?

An affirmative vote of a majority of the votes cast at the Meeting is required for approval of all other items being submitted to the stockholders for their consideration.

What happens if I don’t indicate how to vote my proxy?

If you just sign your proxy card without providing further instructions, your shares will be counted as a “FOR” vote for all of the proposals being placed before our stockholders at the Meeting.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the Meeting?

We will announce voting results at the Meeting and file a Current Report on Form 8-K announcing the voting results of the Meeting.

Who can help answer my questions?

You can contact our Secretary, Treasurer and Chief Financial Officer, Mr. Ernest R. De Paolantonio, at (919) 582-9050 or by sending a letter to Mr. De Paolantonio at offices of the Company at 4131 ParkLake Avenue, Suite 225, Raleigh, North Carolina 27612, with any questions about proposals described in this Proxy Statement or how to execute your vote.

BIODELIVERY SCIENCES INTERNATIONAL, INC.

4131 ParkLake Ave., Suite #225

Raleigh, North Carolina 27612

919-582-9050

PROXY STATEMENT

INTRODUCTION

2018 Annual Meeting of Stockholders

This Proxy Statement is being furnished to the holders of our Common Stock in connection with the solicitation of proxies for use at the 2018 Annual Meeting of Stockholders of the Company (the “Meeting”). The Meeting is to be held at 11:00 a.m. on Thursday, August 2, 2018 at The Hilton Garden Inn, 3912 Arrow Drive, Raleigh, NC 27612 and at any adjournment or adjournments thereof.

Record Date; Mailing Date

The Board has fixed the close of business on June 25, 2018 (the “Record Date”) as the Record Date for the determination of stockholders entitled to notice of, and to vote and act at, the Meeting. Only stockholders of record at the close of business on that date are entitled to notice of, and to vote and act at, the Meeting. The Proxy Statement is first being mailed to stockholders of the Company on or about July 9, 2018.

Proposals to be Submitted at the Meeting

At the Meeting, stockholders will be acting upon the following proposals:

1.	To approve an amendment to the Charter to declassify the Board;

2.	To approve an amendment to the Charter to clarify the voting standard for the election of director nominees;

3.	To approve an amendment to the Charter to increase the number of authorized shares of Common Stock from 75,000,000 shares to 125,000,000 shares;

4.	To elect two directors to the Board, Peter S. Greenleaf (our current Chairman of the Board) and Todd C. Davis (a director), each to hold office until either (a) the 2019 annual meeting of the Company’s stockholders if the stockholders approve Proposal 1 to eliminate the classification of the Board and until each such director’s successor shall have been duly elected and qualified or until his earlier resignation or removal, or (b) the 2021 annual meeting of the Company’s stockholders if the stockholders do not approve such proposal and until each such director’s successor shall have been duly elected and qualified or until his earlier resignation or removal;

5.	To ratify the appointment by the Audit Committee of the Board of Cherry Bekaert LLP as the Company’s registered public accounting firm for the fiscal year ending December 31, 2018;

6.	To ratify the issuance and sale of the Series B Preferred Stock, and to approve the issuance of Common Stock issuable upon the conversion of the Series B Preferred Stock as required by and in accordance with NASDAQ Marketplace Rule 5635(d);

7.	To adjourn the Meeting to a later date or dates, if necessary, to solicit additional proxies in favor of Proposal 3 or Proposal 6; and

8.	To transact such other business as may properly come before the Meeting or any adjournment thereof (“Proposal 8”).

Principal Offices

The principal executive offices of the Company are located at 4131 ParkLake Ave., Suite #225, Raleigh, North Carolina 27612. The Company’s telephone number at such address is (919) 582-9050.

Information Concerning Solicitation and Voting

As of the Record Date, there were 59,351,956 outstanding shares of Common Stock, each share entitled to one vote on each matter to be voted on at the Meeting. Only holders of shares of Common Stock on the Record Date will be entitled to vote at the Meeting. The holders of Common Stock are entitled to one vote on all matters presented at the Meeting for each share held of record. The presence in person or by proxy of holders of record of a majority of the shares outstanding and entitled to vote as of the Record Date shall be required for a quorum to transact business at the Meeting. If a quorum should not be present, the Meeting may be adjourned until a quorum is obtained.

For purposes of Proposals 1, 2 and 3, the affirmative vote of a majority of the votes entitled to vote is required to approve Proposals 1, 2 and 3 relating to proposals to amend the Charter to (i) declassify the Board, (ii) clarify the voting standard for the election of director nominees and (iii) increase the number of authorized shares of Common Stock from 75,000,000 shares to 125,000,000 shares, respectively. Abstentions will have the same effect as a vote against Proposals 1, 2 and 3. “Broker non-votes,” which occur when brokers are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions, will not be counted for the purpose of determining the number of shares present in person or by proxy on a voting matter and will have no effect on the outcome of the vote.

For purposes of Proposal 4, to be elected, each of the nominees named in Proposal 4 must receive the vote of a majority of the votes of the shares of Common Stock cast in person or represented by proxy at the Meeting. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

For purposes of Proposal 5, the affirmative vote of a majority of the votes cast at the Meeting is required to ratify the appointment of Cherry Bekaert LLP as the Company’s registered public accounting firm for the fiscal year ending December 31, 2018. Abstentions and broker non-votes will have no direct effect on the outcome of this proposal.

For purposes of Proposal 6, the affirmative vote of a majority of the votes cast at the Meeting is required to ratify the issuance and sale of the Series B Preferred Stock, and to approve the issuance of Common Stock issuable upon the conversion of the Series B Preferred Stock as required by and in accordance with NASDAQ Marketplace Rule 5635(d). Abstentions will have the same effect as a vote against Proposal 6, while broker non-votes will have no effect on the outcome of this proposal.

For purposes of Proposal 7, the affirmative vote of a majority of the votes cast at the Meeting is required to adjourn the Meeting, if necessary, to solicit additional proxies in favor of the proposal to amend the Charter to increase the number of authorized shares of Common Stock from 75,000,000 shares to 125,000,000 shares in Proposal 3 and the proposal to ratify the issuance and sale of the Series B Preferred Stock, and to approve the issuance of Common Stock issuable upon the conversion of the Series B Preferred Stock as required by and in accordance with NASDAQ Marketplace Rule 5635(d) in Proposal 6. Abstentions and broker non-votes will have no effect on the outcome of Proposal 7.

Expenses

The expense of preparing, printing and mailing this Proxy Statement, exhibits and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers, directors and regular employees of the Company, without additional remuneration, by personal interviews, telephone, email or facsimile transmission. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock held of record and will provide reimbursements for the cost of forwarding the material in accordance with customary charges.

Revocability of proxies

Proxies given by stockholders of record for use at the Meeting may be revoked at any time prior to the exercise of the powers conferred. In addition to revocation in any other manner permitted by law, stockholders of record giving a proxy may revoke the proxy by an instrument in writing, executed by the stockholder or his attorney authorized in writing or, if the stockholder is a corporation, under its corporate seal, by an officer or attorney thereof duly authorized, and deposited either at the corporate headquarters of the Company at any time up to and including the last business day preceding the day of the Meeting, or any adjournments thereof, at which the proxy is to be used, or with the chairman of such Meeting on the day of the Meeting or adjournments thereof, and upon either of such deposits the proxy is revoked.

ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE MEETING.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSALS 1, 2, 3, 4, 5, 6 AND 7.

PROPOSAL 1

PROPOSAL TO AMEND THE CHARTER TO DECLASSIFY THE BOARD OF DIRECTORS

At the 2008 annual meeting of the Company’s stockholders, stockholders approved a proposal to adopt an amendment to the Charter to create a classified board of directors comprised of three classes with staggered terms. Following stockholder approval, the Company amended the Charter, filing an Amendment to the Company’s Certificate of Incorporation on July 25, 2008 with the Secretary of State of Delaware, which added a new Article “TWELFTH”, which read as follows:

“TWELFTH: The Board of Directors shall be divided into three classes, each such class as nearly equal in number as the then-authorized number of Directors constituting the Board of Directors permits, with the term of office of one class expiring each year. At the annual meeting of stockholders following approval of amendment to the Certificate of Incorporation, the stockholders shall elect the one class of Directors for a term expiring at the annual meeting of stockholders to be held in 2009, another class of Directors for a term expiring at the annual meeting of stockholders to be held in 2010, and another class of Directors for a term expiring at the annual meeting of stockholders to be held in 2011. Thereafter, each Director shall serve for a term ending at the third annual meeting of stockholders of the Corporation following the annual meeting at which such Director was elected. Members of each class shall hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of Directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.”

Summary of Proposal

Currently, Article TWELFTH of our Charter provides that our Directors are divided into three classes, with directors elected to staggered three-year terms. If the proposed amendment to our Charter under this Proposal 1 is adopted and becomes effective, Directors elected at or before the Company’s 2017 annual meeting of the Company’s stockholders will serve out their three-year terms, but Directors elected by stockholders at or after the Meeting will be elected to one-year terms. Beginning at the 2020 annual meeting of the Company’s stockholders, the Board will be completely declassified and all Directors would be subject to annual election for one-year terms.

In accordance with Delaware law, the Board has adopted resolutions approving and declaring advisable this proposed amendment to Article TWELFTH and is recommending them to stockholders for approval. If the proposed amendments to Article TWELFTH of our Charter is adopted by stockholders, it will become effective upon the filing of an appropriate amendment to our Charter with the Secretary of State of the State of Delaware. We would make such filing promptly after the Meeting.

If the proposed amendments to Article TWELFTH of our Charter is adopted and becomes effective, the Board will adopt conforming amendments to our Amended and Restated Bylaws.

Effectiveness of the Amendment and Vote Required

If the proposed amendment is adopted, it will become effective upon the filing of a certificate of amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware. The adoption of this amendment requires the approval of a majority of the outstanding shares of Common Stock entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS.

PROPOSAL 2

PROPOSAL TO AMEND THE CHARTER TO CLARIFY THE VOTING STANDARD FOR THE ELECTION OF DIRECTOR NOMINEES

Currently, our bylaws provide that, in an uncontested election, a nominee for director is elected by the majority of the votes cast with respect to that nominee’s election at any meeting for the election of directors at which a quorum is present. In any “contested election,” our bylaws provide that a nominee for director is elected by a plurality of votes cast.

In order to clarify the voting process for the election of directors, the Board has approved, and recommends stockholder approval of, an amendment to our Charter to provide that the voting standard for the election of directors should follow the voting standards set forth in the Company’s bylaws.

If Proposal 1 is approved by the Company’s stockholders, the amendment under this Proposal 2 is effected by deleting Article TWELFTH in its entirety and replacing it with a new Article TWELFTH, which shall read as follows:

“TWELFTH: Each nominee for director shall be elected by the requisite affirmative vote of stockholders as set forth in the bylaws of the Corporation.”

If Proposal 1 is not approved by the Company’s stockholders, the amendment under this Proposal 2 is effected by amending the last sentence of Article TWELFTH to read as follows:

“TWELFTH: The Board of Directors shall be divided into three classes, each such class as nearly equal in number as the then-authorized number of Directors constituting the Board of Directors permits, with the term of office of one class expiring each year. At the annual meeting of stockholders following approval of amendment to the Certificate of Incorporation, the stockholders shall elect the one class of Directors for a term expiring at the annual meeting of stockholders to be held in 2009, another class of Directors for a term expiring at the annual meeting of stockholders to be held in 2010, and another class of Directors for a term expiring at the annual meeting of stockholders to be held in 2011. Thereafter, each Director shall serve for a term ending at the third annual meeting of stockholders of the Corporation following the annual meeting at which such Director was elected. Members of each class shall hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of Directors whose term expires at that meeting shall be elected by the requisite affirmative vote of stockholders as set forth in the bylaws of the Corporation.”

The amendment is intended to align the voting standard in the Charter for the election of a nominee for director with the corresponding voting standard in the Company’s bylaws.

Effectiveness of the Amendment and Vote Required

If the proposed amendment is adopted, it will become effective upon the filing of a certificate of amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware. The adoption of this amendment requires the approval of a majority of the outstanding shares of Common Stock entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO CLARIFY THE VOTING STANDARD FOR THE ELECTION OF DIRECTOR NOMINEES.

PROPOSAL 3

APPROVAL OF THE ADOPTION OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK, PAR VALUE $0.001 PER SHARE, FROM 75,000,000 SHARES TO 125,000,000 SHARES

The Company’s Board of Directors has declared advisable, adopted and is submitting for stockholder approval an amendment to the Charter to increase the number of authorized shares of Common Stock from 75,000,000 to 125,000,000.

On June 25, 2018, there were 59,351,956 shares of Common Stock outstanding. In addition, an aggregate of 8,502,337 shares of Common Stock were reserved for issuance under the Company’s currently outstanding warrants to purchase Common Stock and in connection with the Company’s various employee benefit and compensation plans. This leaves 7,145,708 shares of Common Stock available for future use.

The Charter also authorizes the issuance of 5,000,000 shares of preferred stock. On June 25, 2018, there were 2,093,155 shares of Series A Non-Voting Convertible Preferred Stock and 5,000 shares of Series B Non-Voting Convertible Preferred Stock outstanding.

Form of the Amendment

If stockholders approve this proposal, the Charter will be amended to increase the number of shares of Common Stock the Company is authorized to issue from 75,000,000 to 125,000,000. The par value of the common stock will remain at $0.001 per share. The amendment would amend the first sentence of, Article FIFTH of the Charter to read in its entirety as follows:

“FIFTH. The total number of shares of capital stock which the Corporation shall have authority to issue is 130,000,000 shares, consisting of 125,000,000 (One-Hundred Twenty-Five Million) shares of common stock, each of par value one-thousandths of one cent ($0.001) (the “Common Stock”), and 5,000,000 (Five Million) shares of preferred stock, each of par value one-thousandths of one cent ($0.001) (the “Preferred Stock”).”

The remaining text of Article FIFTH of the Company’s Certificate of Incorporation will remain unchanged.

Purpose of the Amendment

As disclosed in a Form 8-K filed with the SEC on May 17, 2018, on May 17, 2018, the Company entered into a placement agency agreement for the registered direct offering, issuance and sale (the “Offering”) of an aggregate of 5,000 shares (the “Shares”) of the Company’s authorized preferred stock that the Board has designated as Series B Non-Voting Convertible Preferred Stock, par value $.001 per share (the “Series B Preferred Stock”). In connection with the Offering, on May 17, 2018, the Company also entered into a definitive securities purchase agreement (the “Securities Purchase Agreement”) with certain institutional and accredited investors, including existing stockholders of the Company (the “Investors”) relating to the Offering, pursuant to which the Investors agreed to purchase the Shares for a price of $10,000 per share, resulting in gross proceeds to the Company of $50.0 million. On May 21, 2018, the Company closed the Offering (the “Closing”).

In addition, on May 17, 2018, we entered into a Securities Purchase Agreement with a group of investors pursuant to which we agreed to sell to the investors, in a private placement pursuant to a shelf registration statement, as amended, that the Company filed with the SEC, which became effective on July 13, 2015 (File No. 333-205483) the Shares at an aggregate purchase price of $50.0 million. A prospectus supplement relating to the Offering will be filed with the SEC pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Each share of Series B Preferred Stock is convertible into a number of shares of our Common Stock determined by dividing $10,000 by a conversion price of $1.80 per share (subject to adjustment for stock splits and stock dividends as provided in the Certificate of Designation of the Series B Preferred Stock (the “Certificate of Designation”), at any time following stockholder approval of Proposal 6 below. As of the Closing, the aggregate outstanding shares of Series B Preferred Stock is convertible (upon stockholder approval of Proposal 6) into an aggregate 27,777,778 shares of Common Stock. The Series B Preferred Stock does not contain any price-based anti-dilution protection. The Series B Preferred Stock is convertible at any time after upon stockholder approval of Proposal 6 at the option of the holder, subject to certain exceptions discussed in more detail in Proposal 6.

Pursuant to the Certificate of Designation, the Company is required to seek stockholder approval for an amendment to the Charter to increase the Company’s authorized capital stock, in an amount necessary to provide for the full conversion of outstanding shares of the Series B Preferred Stock into shares of Common Stock. Accordingly, as required under the Certificate of Designation, the Board is recommending increasing the number of authorized shares of Common Stock from 75,000,000 to 125,000,000. The Board is also recommending this increase in authorized shares of Common Stock to give the Company appropriate flexibility to issue shares for future corporate needs. The shares may be issued by the Board in its discretion, subject to any further stockholder action required in the case of any particular issuance by applicable law, regulatory agency, or under the rules of the NASDAQ. In addition to issuing shares of Common Stock upon conversion of the Series B Preferred Stock, subject to stockholder approval, the newly authorized shares of Common Stock would be issuable for any proper corporate purpose, including future acquisitions, investment opportunities, capital raising transactions of equity or convertible debt securities, stock splits, stock dividends, issuance under current or future equity compensation plans, employee stock or incentive and savings plans or for other corporate purposes. Except as set forth under the Certificate of Designation, there are no immediate plans, arrangements, commitments or understandings with respect to issuance of any of the additional shares of Common Stock that would be authorized by the proposed amendment. However, the Board believes that these additional shares will provide the Company with needed ability to issue shares in the future to take advantage of market conditions or favorable opportunities without the potential expense or delay incident to obtaining stockholder approval for a particular issuance.

Rights of Additional Authorized Shares

The additional authorized shares of Common Stock, if and when issued, would be part of the existing class of Common Stock and would have the same rights and privileges as the shares of Common Stock currently outstanding. The Company’s stockholders do not have preemptive rights with respect to its Common Stock. Accordingly, should the Board of Directors elect to issue additional shares of Common Stock, existing stockholders would not have any preferential rights to purchase the shares.

Potential Adverse Effects of the Amendment

Future issuances of Common Stock or securities convertible into common stock could have a dilutive effect on the earnings per share, book value per share, voting power and percentage interest of holdings of current stockholders. In addition, the availability of additional shares of Common Stock for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of the Company. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company. This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt, but nothing would prevent the Board from taking any appropriate actions not inconsistent with its fiduciary duties.

Effectiveness of the Amendment and Vote Required

If the proposed amendment is adopted, it will become effective upon the filing of a certificate of amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware. The adoption of this amendment requires the approval of a majority of the outstanding shares of Common Stock entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK.

PROPOSAL 4

ELECTION OF CLASS I DIRECTORS

Introduction

The Board currently consists of three classes of directors, as follows:

Director(s)	Class	Term Expires
Peter S. Greenleaf	Class I	Nominee in 2018 for term ending 2021
Todd C. Davis	Class I	Nominee in 2018 for term ending 2021
Herm Cukier	Class II	2019
Mark Sirgo	Class II	2019
Kevin Kotler	Class II	2019
Frank O’Donnell, Jr.	Class III	2020
William Mark Watson	Class III	2020

The Board has nominated Peter S. Greenleaf (our current Chairman of the Board) and Todd C. Davis (a director) to stand for election at the Meeting. At the Meeting, stockholders will be asked to elect each of Peter S. Greenleaf and Todd C. Davis to serve as directors on the Board, each to hold office until either (a) the 2019 annual meeting of the Company’s stockholders if the stockholders approve Proposal 1 to eliminate the classification of the Board and until each such director’s successor shall have been duly elected and qualified or until his earlier resignation or removal, or (b) the 2021 annual meeting of the Company’s stockholders if the stockholders do not approve such proposal and until each such director’s successor shall have been duly elected and qualified or until his earlier resignation or removal.

The enclosed proxy, if returned, and unless indicated to the contrary, will be voted for the election of Mr. Greenleaf and Mr. Davis. Proxies cannot be voted for a greater number of persons than the number of nominees named.

We have been advised by each of Mr. Greenleaf and Mr. Davis that they are willing to be named as nominees and each are willing to serve as a director if elected. If some unexpected occurrence should make necessary, in the discretion of the Board, the substitution of some other person for the nominees, it is the intention of the persons named in the proxy to vote for the election of such other person as may be designated by the Board.

Directors and Executive Officers

Listed below are the names of the directors and executive officers of the Company, their ages as of the Record Date, their positions held and the year they commenced service with the Company:

Name	Age	Position(s) Held	Year of Service Commencement
Herm Cukier	52	Chief Executive Officer	2018
Scott M. Plesha	54	President	2017
Ernest R. De Paolantonio	65	Chief Financial Officer, Treasurer and Secretary	2013
Peter S. Greenleaf	48	Chairman of the Board	2018
Mark A. Sirgo, Pharm.D	64	Vice Chairman and Director	2004
Frank E. O’Donnell, Jr.	68	Director	2002
William Mark Watson	68	Director	2017
Todd C. Davis	57	Director	2018
Kevin Kotler	47	Director	2018

Agreement with Broadfin Regarding Board Composition and Related Matters

On May 1, 2018, Broadfin Healthcare Master Fund, Ltd., a Cayman Islands exempted company (“Broadfin Healthcare”) filed a Schedule 13D amendment with the Securities and Exchange Commission disclosing that it had nominated three individuals for election to the Board at the Meeting. Prior to and subsequent to such filing, the Company and Broadfin Healthcare engaged in discussions regarding the financing and governance of the Company.

Pursuant to an agreement entered into on May 17, 2018 by and among the Company and Broadfin Healthcare, on behalf of itself and its affiliates (the “Broadfin Agreement”) as a condition to the closing of the Offering, which closed on May 21, 2018, at the Closing: (i) three new directors identified by Broadfin Healthcare, Kevin Kotler (the Director of Broadfin Healthcare), Todd C. Davis and Peter S. Greenleaf (the “New Directors”), were appointed to the Board; (ii) four current directors, Thomas W. D’Alonzo, Barry I. Feinberg, Samuel P. Sears, Jr. and Timothy C. Tyson (the “Retiring Directors”), voluntarily resigned from the Board; and (iii) Broadfin Healthcare withdrew its director nominations for the Meeting.

In addition, the Broadfin Agreement provides that: (i) the Company is required to hold the 2018 annual meeting of the Company’s stockholders no later than seventy-five (75) days after the Closing and place on the agenda for that meeting the matters requiring stockholder approval, as set forth in the Certificate of Designation; (ii) the Company must nominate and support the election of Messrs. Davis and Greenleaf (or any applicable Broadfin replacement directors) as Class I directors at the Meeting, and will nominate and support the election of any other Broadfin nominee at any other stockholder meeting that may be held during the Standstill Period (as defined below), as applicable; (iii) during the period from the Closing through the thirtieth day prior to the deadline for stockholder nominations for the 2019 annual meeting of the Company’s stockholders (the “Standstill Period”), Broadfin Healthcare is subject to customary standstill provisions, including with respect to proxy fights, voting of shares and transactions with third parties that seek to circumvent the standstill provisions and amendments to the Broadfin Agreement following its execution; and (iv) during the Standstill Period, Broadfin Healthcare has customary replacement rights for any New Director who ceases to serve as a director of the Company for any reason during the Standstill Period; provided that only one of the New Directors serving on the Board at any time can be an employee, or otherwise not independent, of Broadfin Healthcare. The Broadfin Agreement also contains mutual non-disparagement provisions and releases of claims.

With the exception of the Broadfin Agreement as described above, there are no arrangements between our directors and any other person pursuant to which our directors were nominated or elected for their positions. There are no family relationships between any of our directors or executive officers.

Business Experience of Nominees

Herm Cukier has been our Chief Executive Officer and a member of our Board of Directors since May 2018. From December 2013 to April 2018, he served in various capacities at Allergan plc, a global pharmaceutical company, ultimately as Senior Vice President, Head of Commercial Strategy and Innovation. He also served as the Senior Vice President of Allergan’s Eye Care division and as Senior Vice President of Allergan’s Woman’s Healthcare division. From 2010 to 2013, he served as Vice President of Bayer HealthCare, a pharmaceutical company, and from 2009 to 2010, he served as President, Chief Executive Officer, and board member at Reverion Pharmaceuticals, Inc., a start-up company associated with Weill Cornell Medical College. From 2005 to 2008, he served as Chief Marketing Officer and member of the Executive Committee at Organon Biosciences, which was acquired by Schering-Plough. He began his career in 1992 at Pfizer and later served as Executive Director of Global Marketing at Bristol-Myers Squibb. Mr. Cukier received an MBA from the Columbia Business School and a BSE in Bioengineering from the University of Pennsylvania.

We believe Mr. Cukier’s broad experience in the pharmaceuticals industry makes him well qualified to serve as a director.

Scott M. Plesha, joined the company in August 2015 as our Senior Vice President, Sales, with more than 26 years of sales experience and over 18 years of sales management experience within the pharmaceutical and medical industries. Mr. Plesha assumed the additional responsibility of leading our Marketing department in December 2015. In January 2018, Mr. Plesha was appointed to the role of President of the Company. Mr. Plesha leads our Specialty Sales Force, Marketing, and Training departments. Prior to joining the company, Mr. Plesha was Senior Vice President, GI Sales Force & Training at Salix Pharmaceuticals, a specialty pharmaceuticals company, where since 2002 he led Salix’s top rated gastrointestinal (GI) sales forces, the sales training department as well as many other sales operations functions. During Mr. Plesha’s tenure at Salix he was responsible for launching or growing product sales as well as optimizing and expanding the sales force to accommodate the multiple companies and products that Salix acquired. Prior to joining Salix, Mr. Plesha was a Regional Sales Manager for the O’Classen Dermatologics division of Watson Pharmaceuticals, Inc. Mr. Plesha began his pharmaceutical sales career with Solvay Pharmaceuticals where he was a field as well institutional sales representative. Mr. Plesha received a Bachelor of Arts in Pre-Medical Studies from DePauw University.

We believe that Mr. Plesha’s extensive experience in the pharmaceuticals industry, including his sales experience, makes him well qualified to serve as a director.

Ernest R. De Paolantonio, CPA MBA, has been our Chief Financial Officer since October of 2013 and has over 35 years of varied financial and business experience in the pharmaceutical industry. Prior to joining the company, he served as the Chief Financial Officer of CorePharma LLC, a private specialty generic company, and was directly involved in the financial and commercial strategy to establish Core’s proprietary labeled portfolio of products. In addition, he previously served in finance and controllers positions in roles of increasing responsibility at Colombia Laboratories, where he was also responsible for business development and logistics, including supply chain management for the company’s first commercial product launch. Mr. De Paolantonio has served in various financial positions in senior management at Taro Pharmaceuticals where he was the Corporate Controller, Watson Pharmaceuticals where he was Executive Director of Finance, Group Controller and responsible for managing the Corporation’s supply chain of Active Pharmaceutical Ingredients, and GlaxoSmithKline where began his career in finance and spent over 17 years in areas of increasing responsibility including; Manufacturing, Corporate Finance, R&D and U.S. Pharmaceuticals where he was Group Controller. Mr. De Paolantonio received his Bachelor of Arts Degree from Lycoming College, his MBA in Finance at Saint Joseph’s University and is a licensed CPA.

Peter S. Greenleaf has been our Chairman of the Board and Director since May 2018. Mr. Greenleaf has served as the Chief Executive Officer of Cerecor, Inc. (NASDAQ: CERQ), an integrated biopharmaceutical company focused on pediatric healthcare, since March 2018. Mr. Greenleaf previously served as Chief Executive Officer of Sucampo Pharmaceuticals, Inc. (NASDAQ: SCMP), a biopharmaceutical company focused on medical applications of a class of ion channel modulators, from March 2014 to February 2018, when Sucampo was sold to Mallincrodt PLC (NYSE: MNK). Prior to that, Mr. Greenleaf served as Chief Executive Officer of Histogenics Corporation, a regenerative medicine company, from June 2013 to March 2014, as President of MedImmune, Inc., a fully integrated biologics division of AstraZeneca Group and President of MedImmune Ventures, a venture capital fund within the AstraZeneca Group, a global, science-led biopharmaceutical business, from January 2010 to June 2013, and Senior Vice President, Commercial Operations of MedImmune from 2006 to 2010. Mr. Greenleaf also held senior commercial roles at Centocor Biotech, Inc. (now Janssen Biotechnology, Johnson & Johnson), a biotechnology company founded with the goal of developing new diagnostic assays using monoclonal antibody technology, from 1998 to 2006, and at Boehringer Mannheim G.m.b.H. (now Roche Holdings), a diagnostics and pharmaceuticals business, from 1996 to 1998. Mr. Greenleaf has served on the board of directors of Cerecor since May 2017. Mr. Greenleaf currently chairs the Maryland Venture Fund Authority, whose vision is to oversee implementation of InvestMaryland, a public-private partnership to spur venture capital investment in the state. He is also a member of the board of directors of the Biotechnology Industry Organization, the largest trade organization in the world representing the biotechnology industry, where he serves on the Governing Boards of the Emerging Companies and Health Sections. Mr. Greenleaf previously served on the boards of PhARMA, the Tech Council of Maryland, a technology trade association for companies with operations in Maryland, Washington, DC, and Virginia, and the University of Maryland Baltimore Foundation, Inc., which advises the President of the University of Maryland, Baltimore on matters affecting programs, students, faculty, employees, and the community. Mr. Greenleaf earned an MBA degree from St. Joseph’s University and a BS degree from Western Connecticut State University.

We believe that Mr. Greenleaf’s extensive management and financial experience makes him well qualified to serve as a director.

Mark A. Sirgo, Pharm.D., has been our Director since August 2005 and Vice Chairman since October 2016. He served as our President from January 2005 to January 2018 and Chief Executive Officer from August 2005 to January 2018. He joined our company in August 2004 as Senior Vice President of Commercialization and Corporate Development upon our acquisition of Arius Pharmaceuticals, of which he was a co-founder and Chief Executive Officer. He also previously served as our Executive Vice President, Corporate and Commercial Development and our Chief Operating Officer. Dr. Sirgo has over 30 years of experience in the pharmaceutical industry, including 16 years in clinical drug development, 7 years in marketing, sales, and business development, and 12 years in executive management positions. Prior to his involvement with Arius Pharmaceuticals, from 2003 to 2004, he spent 16 years in a variety of positions of increasing responsibility in both clinical development and marketing at Glaxo, Glaxo Wellcome, and GlaxoSmithKline, including Vice President of International OTC Development and Vice President of New Product Marketing. Dr. Sirgo was responsible for managing the development and FDA approval of Zantac 75 while at Glaxo Wellcome, among other accomplishments. From 1996 to 1999, Dr. Sirgo was Senior Vice President of Global Sales and Marketing at Pharmaceutical Product Development, Inc., a leading contract service provider to the pharmaceutical industry. Dr. Sirgo served on the Board of Directors and as Chairman of the Compensation Committee of Salix Pharmaceuticals, Inc. (NASDAQ:SLXP), a specialty pharmaceutical company specializing in gastrointestinal products, from 2008 until its sale in 2015. Dr. Sirgo was added to the Board of Directors of Biomerica, Inc. (NASDAQ: BMRA), a diagnostics and therapeutic company, in July 2016 and as Chairman of the Board of RRD Pharma, a private gastrointestinal development company, in April 2018. Dr. Sirgo received his BS in Pharmacy from The Ohio State University and his Doctorate from Philadelphia College of Pharmacy and Science.

We believe Dr. Sirgo’s experience in the pharmaceutical industry and his experience leading the Company make him well qualified to serve as a director.

Frank E. O’Donnell Jr, MD, has served as a member of our Board of Directors since March 2002 and served as Chairman of the Board until May 2018. Dr. O’Donnell also served as our President and Chief Executive Officer until 2005. Until November 2016, Dr. O’Donnell served as a Manager of The Hopkins Capital Group, an affiliation of limited liability companies that engage in private equity and venture capital investing in disruptive technologies in healthcare. Dr. O’Donnell is Chairman of Defender Pharmaceuticals, Inc., a privately held company developing pharmaceuticals for national defense. Until November 2016, Dr. O’Donnell was also Chairman of the Board of Directors of Hedgepath Pharmaceuticals, Inc., which is developing oncology drugs for an orphan indication. Dr. O’Donnell is a graduate of The Johns Hopkins School of Medicine and received his residency training at the Wilmer Ophthalmological Institute, Johns Hopkins Hospital. Dr. O’Donnell is a former professor and Chairman of the Department of Ophthalmology, St. Louis University School of Medicine. He is a trustee of St. Louis University.

We believe Dr. O’Donnell’s previous experience with the Company and his extensive experience in healthcare transactions make him well qualified to serve as a director.

William Mark Watson, CPA, joined our Board of Directors as an independent member in December 2017 and is Chairman of the Audit Committee. Mr. Watson is a Certified Public Accountant with over 40 years of experience in public accounting and auditing, having spent his entire career from January 1973 to June 2013 at Deloitte Touche Tohmatsu, the multinational professional services network, and its predecessor, most recently as Central Florida Marketplace Leader. Among other industries, he has a particular expertise in the health and life sciences sector, having played a significant role in the development of Deloitte’s audit approach for health and life sciences companies and leading its national healthcare regulatory and compliance practice. He has served as lead audit partner and advisory partner on the accounts of many public companies ranging from middle market firms to Fortune 500 enterprises. Mr. Watson is a member of the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants. Mr. Watson is a member of the Board of Directors of Sykes Enterprises, Inc. (NASDAQ: SYKE). He is also a member of the Board of Directors and Chairman of the Audit Committee of Hedgepath Pharmaceuticals, Inc. (OTCQX:HPPI). He received his undergraduate degree in Accounting from Marquette University.

We believe Mr. Watson’s extensive experience as a Certified Public Accountant focused on health and life sciences companies makes him well qualified to serve as a director.

Todd C. Davis has served as a member of our Board of Directors since May 2018. He has served as the Founder and Managing Partner of RoyaltyRx Capital, LLC, a special opportunities investment firm focused on pharmaceuticals, since January 2018. Mr. Davis previously served as Founding Managing Director and Managing Partner of HealthCare Royalty Partners, a global healthcare investment firm, from 2007 to December 2017. Previously, Mr. Davis was a partner at Paul Capital Partners, an investment firm where he co-managed royalty investments, from 2004 to 2006, and a partner at Apax Partners, a private equity investment group where he was responsible for biopharmaceutical growth investments, from 2001 to 2004. Prior to that, Mr. Davis held various sales and product management roles at Abbott Laboratories and worked in business development, operations, and licensing at Elan Pharmaceuticals. Mr. Davis has served on the boards of directors of Ligand Pharmaceuticals Incorporated (NASDAQ: LGND), a biopharmaceutical company, since March 2007, and Palvella Therapeutics, a rare-disease biopharmaceutical company serving patients with monogenic rare diseases, since June 2017. Mr. Davis is a board member of the Harvard Business School Healthcare Alumni Association. Mr. Davis earned a BS from the U.S. Naval Academy and an MBA from Harvard Business School.

We believe that Mr. Davis’s deep experience with pharmaceutical and healthcare transactions makes him well qualified to serve as a director.

Kevin Kotler has served as a member of our Board of Directors since May 2018. Mr. Kotler has over 25 years of experience as an investor and analyst following the healthcare industry. He is the founder and Managing Member of Broadfin Capital, which is the investment advisor for Broadfin Healthcare Master Fund, Ltd., a healthcare-focused investment fund that he launched in 2005. Mr. Kotler has served as a Director of Novelion Therapeutics, Inc., a biopharmaceutical company, since November 2016 and has served as a director of InnerSpace Neuro Solutions, Inc., a privately-held medical device company, since 2014. Mr. Kotler earned a BS in Economics from the Wharton School at the University of Pennsylvania in 1993.

We believe that Mr. Kotler’s substantial experience as an investor and analyst following the healthcare industry makes him well qualified to serve as a director.

Key Non-Executive Officer Employees

Joseph Lockhart was promoted to Senior Vice President of Operations for our company in January 2018 after having served as our Vice President of Manufacturing and Supply Chain since joining the company in November 2015. Drawing upon over 30 years of experience in the pharmaceutical industry with specific focus in the areas of manufacturing, supply chain, product development, CMC (Chemistry, Manufacturing, and Controls) and quality, Mr. Lockhart now provides senior-level management to our company’s overall Operations, including Clinical, Quality, Regulatory, and Manufacturing/Supply Chain. Prior to joining BDSI, Mr. Lockhart served as Vice President, Pharmaceutical Development and Manufacturing at Salix Pharmaceuticals, where since 2001 he established the Pharmaceutical Development and Manufacturing team and contributed to multiple NDA submissions, as well as multiple product acquisitions and launches. During Mr. Lockhart’s tenure at Salix he held positions of increasing responsibility and was responsible for managing Manufacturing, Technical Operations, Formulation Development, and Clinical Trial Material Operations. From 1986 thru 2001 Mr. Lockhart served in various pharmaceutical CMC-related roles and responsibilities at both the Manager and the Director levels of management. Mr. Lockhart received a Master of Business Administration degree from the University of North Carolina at Charlotte as well as a Bachelor of Arts degree in Chemistry from the University of North Carolina at Chapel Hill.

Certain Legal Proceedings

None of the Company’s directors or executive officers have been involved, in the past ten years and in a manner material to an evaluation of such director’s or officer’s ability or integrity to serve as a director or executive officer, in any of those “Certain Legal Proceedings” more fully detailed in Item 401(f) of Regulation S-K, which include but are not limited to, bankruptcies, criminal convictions and an adjudication finding that an individual violated federal or state securities laws.

Director Independence

Our Board is composed of a majority of independent directors as required by NASDAQ Stock Market rules. We believe that our current Board members William Mark Watson, Peter S. Greenleaf, Todd C. Davis and Kevin Kotler qualify as independent directors for NASDAQ Stock Market purposes.

Meetings of the Board and Stockholders

Our Board met in person and telephonically nineteen times during 2017 and also acted by unanimous written consent. Each member of our Board was present at least 75% of the Board meetings held. It is our policy that all directors must attend all stockholder meetings, barring extenuating circumstances. All directors in office at that time were present at the 2017 Annual Meeting of Stockholders.

Board Committees

Our Board has established three standing committees: Audit, Compensation and Nominating and Corporate Governance. Historically, all independent directors have been members of each Board committee. All standing committees operate under a charter that has been approved by the Board.

Audit Committee

Our Board has an Audit Committee currently composed of William Mark Watson, Peter S. Greenleaf and Todd C. Davis, all of whom were independent directors as defined in accordance with section 3(a)(58)(A) of the Exchange Act and the rules of NASDAQ and all of whom became members of the Audit Committee in May 2018. Mr. Watson currently serves as chairman of the committee. The Board has determined that Mr. Watson is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K.

The Audit Committee met five times during 2017. Each member of the Audit Committee was present at 100% of the Audit Committee meetings held during such director’s tenure as a member of the Audit Committee.

Our Audit Committee oversees our corporate accounting, financial reporting practices and the audits and reviews of financial statements. For this purpose, the Audit Committee has a charter (which is reviewed annually). The charter is available on our website at: https://bdsi.com/corporate-governance/. As summarized below, the Audit Committee:

•	evaluates the independence and performance of, and assesses the qualifications of, our independent auditor and engages such independent auditor;

•	approves the plan and fees for the annual audit, quarterly reviews, tax and other audit-related services and approves in advance any non-audit service and related fee to be provided by the independent auditor;

•	monitors the independence of the independent auditor and the rotation of partners of the independent auditor on our engagement team as required by law;

•	reviews the financial statements to be included in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and reviews with management and the independent auditor the results of the annual audit and reviews of our quarterly financial statements;

•	oversees all aspects of our systems of internal accounting and financial reporting control and corporate governance functions on behalf of the Board; and

•	provides oversight assistance in connection with legal, ethical and risk management compliance programs established by management and the Board, including compliance with requirements of Sarbanes-Oxley and makes recommendations to the Board regarding corporate governance issues and policy decisions.

Nominating and Corporate Governance Committee

Our Board has a Nominating and Corporate Governance Committee currently composed of Kevin Kotler, William Mark Watson and Todd C Davis all of whom became members of the Nominating and Corporate Governance Committee in May 2018. Mr. Kotler serves as the current chairman of the committee. The Nominating and Corporate Governance Committee is charged with the responsibility of reviewing our corporate governance policies and with proposing potential director nominees to the Board for consideration. The Nominating and Corporate Governance Committee met four times in 2017 and has a charter which is reviewed annually. The charter is available on our website at: https://bdsi.com/corporate-governance/. All members of the Nominating and Corporate Governance Committee are independent directors as defined by the rules of the NASDAQ Stock Market.

The Nominating and Corporate Governance Committee will consider director nominees recommended by security holders. To recommend a nominee please write to the Nominating and Corporate Governance Committee c/o Ernest R. De Paolantonio, BioDelivery Sciences International, Inc., 4131 ParkLake Avenue. Suite #225, Raleigh, NC. 27612. The Nominating and Corporate Governance Committee has established nomination criteria by which Board candidates are to be evaluated. The Nominating and Corporate Governance Committee will assess all director nominees using the same criteria. During 2017, we did not pay any fees to any third parties to assist in the identification of nominees. During 2017, we did not receive any director nominee suggestions from stockholders. In April 2018, the Company received notice from Broadfin Capital, LLC of its intention to nominate certain individuals to stand for election to the Board at the 2018 annual meeting of the Company’s stockholders, which notice was irrevocably withdrawn pursuant to the Broadfin Agreement.

In 2010, the Nominating and Corporate Governance Committee adopted a set of criteria by which it seeks to evaluate candidates to serve on our Board. The evaluation methodology includes a scored system based on criteria including items such as experience in the biotechnology sector, experience with public companies, executive managerial experience, operations and commercial experience, fundraising experience and contacts in the investment banking industry, personal and skill set compatibility with current Board members, industry reputation, knowledge of our company generally, independence and ethnic and gender diversity. While diversity is considered as a Board qualification criteria, it would not be weighted any more or less in an evaluation process than any other criteria. The established criteria do not distinguish Board candidates based on whether the candidate is recommended by a stockholder of our company.

Compensation Committee

Our Board also has a Compensation Committee, which reviews or recommends the compensation arrangements for our management and employees and also assists the Board in reviewing and approving matters such as company benefit and insurance plans, including monitoring the performance thereof. The Compensation Committee has a charter (which is reviewed annually). The Compensation Committee is currently composed of Todd C. Davis, William Mark Watson and Kevin Kotler. Mr. Davis serves as chairman of this committee. The charter is available on our website at: https://bdsi.com/corporate-governance/. The Compensation Committee met five times during 2017.

The Compensation Committee has the authority to directly engage, at our expense, any compensation consultants or other advisers as it deems necessary to carry out its responsibilities in determining the amount and form of employee, executive and director compensation. In 2017, the Compensation Committee engaged Radford, an AON Consulting Company, to obtain market data against which it has measured the competitiveness of our compensation programs. In determining the amount and form of employee, executive and director compensation, the Compensation Committee has reviewed and discussed historical salary information as well as salaries for similar positions at comparable companies. We paid consultant fees to Radford of $0.04 million in 2017.

Board Leadership Structure and Role in Risk Oversight

Our Board was formerly led by Dr. O’Donnell as Chairman of the Board and the newly designated Chairman is Peter S. Greenleaf. Our Board recognizes that it is important to determine an optimal board leadership structure to ensure the independent oversight of management of the Company. We separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for the day-to-day leadership and performance of the Company as well as, in conjunction with the Board, setting the strategic direction of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer, presides over meetings of the full Board and is generally responsible for the efficient operation of the Board. We believe that this separation of responsibilities provides a balanced approach to managing the Board and overseeing the Company.

Lead Director

On July 26, 2007, our board of directors created the position of Lead Director. Our board of directors previously designated William B. Stone, a former director, as our Lead Director. Mr. Stone retired from his position on our board and as the Lead Director for personal reasons effective December 7, 2017. Pursuant to the charter of the Lead Director, the Lead Director shall be an independent, non-employee director designated by our Board who shall serve in a lead capacity to coordinate the activities of the other non-employee directors, interface with and advise management, and perform such other duties as are specified in the charter or as our board may determine. Given the change in the composition of the board arising out of the retirements of Messrs. Stone and Bramlage and the election to the board on December 7, 2017 of Mr. Watson and the election of Mr. Greenhill as an independent director and our Chairman of the Board, the board believes that a Lead Director is not currently needed.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires that our directors and executive officers and persons who beneficially own more than 10% of our common stock (referred to herein as the “reporting persons”) file with the SEC various reports as to their ownership of and activities relating to our common stock. Such reporting persons are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely upon a review of copies of Section 16(a) reports and representations received by us from reporting persons, and without conducting any independent investigation of our own, in fiscal year 2017, all Forms 3, 4 and 5 were timely filed with the SEC by such reporting persons, with exception of Niraj Vasisht, who filed a Form 4, which was due February 1, 2017 on February 8, 2017, Francis E. O’Donnell, Jr., who filed a Form 4, which was due on February 17, 2017 on February 24, 2017, Ernest De Paolantonio and Niraj Vasisht, who filed Form 4s, which were due on February 24, 2017 on March 3, 2017 and Mark A. Sirgo, who filed a Form 4, which was due March 17, 2017 on March 31, 2017 and another Form 4, which was due September 18, 2017 on September 22, 2017.

Code of Ethics

We have adopted a code of ethics that applies to all employees, as well as each member of our Board. Our code of ethics is posted on our website, and we intend to satisfy any disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of our code of ethics by posting such information on our website, www.bdsi.com. A copy of our code of ethics is also available in print, without charge, upon written request to 4131 ParkLake Ave., Suite #225 Raleigh, NC, 27612 Attn: Ernest R. De Paolantonio.

Audit Committee Report

The Audit Committee of the Board of Directors has furnished the following report on its activities during the year ended December 31, 2017. The report is not deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission or subject to the Securities and Exchange Commission’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company specifically incorporates it by reference into any such filing.

The Audit Committee of the Board (the “Audit Committee”) during 2017 was composed of the following four directors: William B. Stone, Samuel P. Sears, Jr., Barry I Feinberg, Timothy C. Tyson and William Mark Watson (who was appointed in December 2017), each of whom was “independent” as defined by the rules of the NASDAQ Stock Market. Mr. Watson served as chairman of the Audit Committee once Mr. Stone retired in December 2017. Our current Audit Committee is composed of William Mark Watson, Peter S. Greenleaf and Todd C. Davis, all of whom were independent directors as defined in accordance with section 3(a)(58)(A) of the Exchange Act and the rules of NASDAQ and all of whom became members of the Audit Committee in May 2018.

The Board has adopted a written Audit Committee Charter, which was filed as Appendix A to the Company’s 2003 Proxy Statement, and was updated most recently in July 2014.

Management is responsible for the Company’s financial statements, financial reporting process and systems of internal accounting and financial reporting control. The Company’s independent auditor is responsible for performing an independent audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States and for issuing a report thereon. The Audit Committee’s responsibility is to oversee all aspects of the financial reporting process on behalf of the Board. The responsibilities of the Audit Committee also include engaging and evaluating the performance of the accounting firm that serves as the Company’s independent auditor.

The Audit Committee discussed with the Company’s independent auditor, with and without management present, such auditor’s judgments as to the quality, not just acceptability, of the Company’s accounting principles, along with such additional matters required to be discussed under the Statement on Auditing Standards No. 61, “Communication with Audit Committees.” The Audit Committee has discussed with the independent auditor, the auditor’s independence from the Company and its management, including the written disclosures and the letter submitted to the Audit Committee by the independent auditor as required by the Independent Standards Board Standard No. 1, “Independence Discussions with Audit Committees.”

In reliance on such discussions with management and the independent auditor, review of the representations of management and review of the report of the independent auditor to the Audit Committee, the Audit Committee recommended (and the Board approved) that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. The Audit Committee and the Board have also, respectively, recommended and approved the selection of the Company’s current independent auditor, which approval is subject to ratification by the Company’s stockholders.

Submitted by:

Audit Committee of the Board

William Mark Watson (Chair)

Peter S. Greenleaf

Todd C. Davis

Compensation Committee Report

Our Compensation Committee has review and discussed with management the Compensation Discussion and Analysis (“CD&A”) included in this proxy statement. Based on that review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this proxy statement.

Submitted by:

Compensation Committee of the Board

Todd C. Davis

Kevin Kotler

William Mark Watson

Compensation Discussion and Analysis

The Compensation Committee of our board of directors has the responsibility to review, determine and approve the compensation for our executive officers. Further, the Compensation Committee oversees our overall compensation strategy, including compensation policies, plans and programs that cover all employees.

We employed three executive officers, each of whom served as a “Named Executive Officer” (or NEO) for purposes of SEC reporting as of December 31, 2017: (1) Mark A. Sirgo, Pharm.D., our former President and Chief Executive Officer who retired on January 2, 2018; (see “Sirgo Retirement Agreement” below (2) Ernest R. De Paolantonio, CPA, MBA, our Secretary, Treasurer and Chief Financial Officer; and (3) Niraj Vasisht, Ph.D., our former Senior Vice President and Chief Technology Officer who retired on February 4, 2018 (see “Vasisht Retirement Agreement ” below.) We refer to Dr. Sirgo as our CEO in this Compensation Discussion and Analysis.

This Compensation Discussion and Analysis sets forth a discussion of the compensation for our NEOs as of December 31, 2017 as well as a discussion of our philosophies underlying the compensation for our NEOs and our employees generally.

Objectives of Our Compensation Program

The Compensation Committee’s philosophy seeks to align the interests of our stockholders, officers and employees by tying compensation to individual performance and the Company’s performance, both directly in the form of salary and annual cash bonus payments, and indirectly in the form of incentive equity awards. The objectives of our compensation program enhance our ability to:

•	attract and retain qualified and talented individuals; and

•	provide reasonable and appropriate incentives and rewards to our team for building long-term value within our company, in each case in a manner comparable to companies similar to ours.

In addition, we strive to be competitive with other similarly situated companies in our industry. The process of developing and commercializing pharmaceutical products is a long-term proposition and outcomes may not be measurable for several years. Therefore, to build long-term value for our stockholders, and to achieve our business objectives, we believe that we must compensate our officers and employees in a competitive and fair manner that reflects our current activities but also reflects contributions to building long-term value.

We utilize the services of the Radford Group, an AON consulting company (which we refer to herein as Radford) to review compensation programs of peer companies to assist the Compensation Committee in determining the compensation levels for our NEOs, as well as for other employees of ours. Radford is a recognized independent consulting company and services clients throughout the United States.

The companies that comprise our peer group are selected and reviewed no less frequently than biennially. The current peer group used to evaluate compensation for the fiscal year ended December 31, 2017 was approved by the Compensation Committee in September 2017 and includes the following companies:

Company	Location
AcelRx Pharmaceuticals, Inc.	Redwood City, CA
Alimera Sciences, Inc.	Alpharetta, GA
Antares Pharma, Inc.	Ewing, NJ
Aralez Pharmaceuticals Inc.	Mississauga, ON
Arena Pharmaceuticals, Inc.	San Diego, CA
BioCryst Pharmaceuticals, Inc.	Durham, NC
CTI BioPharma Corp.	Seattle, WA
Cumberland Pharmaceuticals, Inc.	Nashville, TN
DURECT Corporation	Cupertino, CA
Egalet Corporation	Wayne, PA

Company	Location
ImmunoGen, Inc.	Waltham, MA
Neos Therapeutics, Inc.	Grand Prairie, TX
Osiris Therapeutics, Inc.	Columbia, MD
Orexigen Therapeutics, Inc.	La Jolla, CA
Strongbridge BioPharma plc	Trevose, PA
Sucampo Pharmaceuticals, Inc.	Bethesda, MD
Vericel Corporation	Cambridge, MA
Vivus, Inc.	Campbell, CA

With respect to our employees and non-senior management, we will also take into consideration regional market data in determining appropriate compensation packages, and we have in the past relied on Radford to provide us with such data.

Elements of Our Compensation Program and Why We Chose Each

Main Compensation Components

Our company-wide compensation program, including for our NEOs, is broken down into three main components: base salary, performance cash bonuses and potential long-term compensation in the form of stock options or restricted stock units (or RSUs). We believe these three components constitute the minimum essential elements of a competitive compensation package in our industry. We also have a Performance Long Term Incentive Plan (which we refer to herein as the LTIP) for our NEOs and selected senior officers, which compensates such employees with RSUs based on our achievement of certain pre-determined revenue performance goals.

Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of our NEOs as well as recognizing the competitive nature of the biopharmaceutical industry. This is determined partially by evaluating our peer companies as well as the degree of responsibility and experience levels of our NEOs and their overall contributions to our company. Base salary is one component of the compensation package for NEOs; the other components being cash bonuses, annual equity grants, a long-term incentive plan and our benefit programs. Base salary is determined in advance whereas the other components of compensation are awarded in varying degrees following an assessment of the performance of a NEO. This approach to compensation reflects the philosophy of our board of directors and its Compensation Committee to emphasize and reward, on an annual basis, performance levels achieved by our NEOs, and to provide appropriate retention incentives based on future performance.

Performance Cash Bonus Plan

We have a performance cash bonus plan under which bonuses are paid to our NEOs based on achievement of our performance goals and objectives established by the Compensation Committee and/or our board of directors as well as on individual performance. The bonus program is discretionary and is intended to: (i) strengthen the connection between individual compensation and our achievements; (ii) encourage teamwork among all disciplines within our company; (iii) reinforce our pay-for-performance philosophy by awarding higher bonuses to higher performing employees; and (iv) help ensure that our cash compensation is competitive. Depending on our company’s cash position, the Compensation Committee and our board of directors have the discretion after consulting with our NEOs to not pay (or pay more limited) cash bonuses in order that we may conserve cash and support ongoing development programs and commercialization efforts. Regardless of our cash position, we consistently grant annual merit-based stock options (and, more recently in the case of senior executives, RSUs) to continue incentivizing both our senior management and our employees.

Based on their employment agreements, each NEO is assigned a target payout under the performance cash bonus plan, expressed as a percentage of base salary for the year. Actual payouts under the performance cash bonus plan are based on the achievement of corporate performance goals and an assessment of individual performance, each of which is separately weighted as a component of such officer’s target payout. For the NEOs, the corporate goals receive the highest weighting to ensure that the bonus system for our management team is closely tied to our corporate performance. Each employee also has specific individual goals and objectives as well that are tied to the overall corporate goals. For employees, mid-year and end-of-year progress is reviewed with the employees’ managers.

Equity Incentive Compensation

We view long-term compensation, currently in the form of stock options and RSUs, which generally vest in annual increments over three years (other than awards under our LTIP, which vest immediately if awarded, and performance based awards as described below), as a tool to align the interests of our NEOs and employees generally with the creation of stockholder value, to motivate our employees to achieve and exceed corporate and individual objectives and to encourage them to remain employed by us. While cash compensation is a significant component of employees’ overall compensation, the Compensation Committee and our board of directors (as well as our NEOs) believe that the driving force of any employee working in a small biotechnology company should be strong equity participation. We believe that this not only creates the potential for substantial longer term corporate value but also serves to motivate employees and retain their loyalty and commitment with appropriate personal compensation over a longer period of time. Our equity awards are granted under our 2011 Equity Incentive Plan (as the same may be amended, supplemented or superseded from time to time, which we refer to herein as the Plan).

Since January 2017, it is our policy to grant equity incentive awards with two types of vesting: time-based and performance-based.

Time-based vesting. The Compensation Committee believes that because time-vested stock options and RSUs have a three-year vesting schedule that begins one year after the date of the award, the equity grants constitute a significant retention incentive and a tool to foster continuity of management, an important factor for a company with a relatively low number of employees.

Performance-based vesting. Based on the Compensation Committee’s review in 2017 of current market practices, pronouncements by corporate governance advisory services and discussions with our institutional investors, beginning with the annual equity awards granted to senior executives (including our NEOs) in February 2017, one-half of the RSUs granted are performance based and vest over a three-year period based on the level of achievement of specified predetermined net revenue and operating income targets, with the remaining one-half being time vested as described above. In March 2018, the Compensation Committee determined that the 2017 performance-based RSU 1/3rd grant would vest at a rate of 85.5% according to the achievement of the aforementioned targets. Such RSUs will vest on the first open window after the filing of our Annual Report on Form 10-K.

Performance Long Term Incentive Plan

In December 2012, in anticipation of the commencement of revenue generating operations by our company by means of product commercialization, the Compensation Committee approved our LTIP. The LTIP is designed as an incentive for our senior management (including our NEOs) to generate revenue for us.

The LTIP consists of RSUs (which, for purposes of the Plan, are defined as and considered (and which we refer to herein as Performance RSUs), which are rights to acquire shares of our common stock. All Performance RSUs granted under the LTIP will be granted under the Plan as “Performance Compensation Awards” under such plan. The participants in the LTIP are either NEOs or senior officers of ours.

The term of the LTIP began with our fiscal year ended December 31, 2012 and lasts through our fiscal year ended December 31, 2019. The total number of Performance RSUs covered by the LTIP is 1,078,000, of which an aggregate of 978,000 were awarded in 2012 (and an aggregate of 35,000 in 2015). The Performance RSUs under the LTIP did not vest upon granting, but instead are subject to potential vesting each year over the eight-year term of the LTIP depending on the achievement of revenue by us, as reported in our Annual Report on Form 10-K. During 2013, 2014, 2015, 2016 and 2017, an aggregate of 8,986, 4,447, 21,356, 13,347 and 33,811 Performance RSUs vested, respectively. Performance RSUs will be valued on the day of issuance and will vest annually on the last day preceding the first open trading window after filing our Annual Report on Form 10-K based on the revenue achieved during the prior fiscal year as a proportion of the total cumulative revenue target for the entire term of the LTIP (which we call the Predefined Cumulative Revenue). Predefined Cumulative Revenue is a predefined aggregate revenue target for the entire term of the LTIP that was determined by the Compensation Committee in conjunction with our executive management. The Predefined Cumulative Revenue may be adjusted by the Compensation Committee upon the occurrence of extraordinary corporate events during the term of the LTIP (such as acquisitions by us of revenue generating businesses or assets).

Other Compensation

In addition to the main components of compensation outlined above, we also provide contractual severance and/or change in control benefits to the NEOs as well as to Scott Plesha, who was appointed as our President as of January 2, 2018, (see “Appointment of President” below), Albert J. Medwar, our Senior Vice President, Corporate and Business Development (who will retire from our company as of April 1, 2018 and receive a retirement benefits package that includes equity features), to Joseph Lockhart, our Senior

Vice President Operations, and to James Darnley, our Vice President, General Counsel and Commercial Compliance Officer. The change in control benefits for all applicable persons has a “double trigger.” A double-trigger means that the executive officers will receive the change in control benefits described in the agreements only if there is both (1) a Change in Control of our company (as defined in the agreements) and (2) a termination by us of the applicable person’s employment “without cause” or a resignation by the applicable persons for “good reason” (as defined in the agreements) within a specified time period prior to or following the Change in Control. We believe this double trigger requirement creates the potential to maximize stockholder value because it prevents an unintended windfall to management as no benefits are triggered solely in the event of a Change in Control while providing appropriate incentives to act in furtherance of a change in control that may be in the best interests of the stockholders. We believe these severances or change in control benefits are important elements of our compensation program that assist us in retaining talented individuals at the executive and senior managerial levels and that these arrangements help to promote stability and continuity of our executives and senior management team. We also believe that the interests of our stockholders will be best served if the interests of these members of our management are aligned with theirs. Furthermore, we believe that providing change in control benefits lessens or eliminates any potential reluctance of members of our management to pursue potential change in control transactions that may be in the best interests of the stockholders. Finally, we believe that it is important to provide severance benefits to members of our management to promote stability and to focus on the job at hand.

We also provide benefits to the executive officers that are generally available to all regular full-time employees of ours, including our medical and dental insurance, life insurance and a 401(k) match for all individuals who participate in the 401(k) plan. Currently, we do not provide any perquisites to any of our NEOs. Further, we do not have pension arrangements or post-retirement health coverage for our executive officers or employees. We also do not have deferred compensation plans other than allowing (beginning with respect to RSU awards granted at the beginning of 2017) senior executive recipients of RSUs to defer payment of RSUs that may vest in future years, subject to compliance with Section 409A of the Internal Revenue Code (or the Code) and related rules.

All of our employees not specifically under contract are “at-will” employees, which mean that their employment can be terminated at any time for any reason by either us or the employee. Our NEOs (as well as certain of our senior managers) have employment agreements that provide lump sum compensation in the event of their termination without cause or, under certain circumstances, upon a Change of Control.

Determination of Compensation Amounts

Many factors impact the determination of compensation amounts for our NEOs, including the individual’s role in our company and individual performance, length of service with us, competition for talent, individual compensation package, assessments of internal pay equity and industry data. Stock price performance has generally not been a significant factor in determining annual compensation because the price of our common stock is subject to a variety of factors outside of our control.

Industry Survey Data

In collaboration with Radford, each year our Compensation Committee establishes a list of peer companies to best ensure that we are compensating our executives on a fair and reasonable basis, as set forth above under the heading “Objectives of our Compensation Program.” We also utilize Radford-prepared data for below-executive level personnel, which data focuses on similarly-sized life science companies in the Southeastern region of the United States. The availability of peer data is used by the Compensation Committee strictly as a guide in determining compensation levels regarding salaries, cash bonuses and annual equity grants to all employees. However, the availability of this data does not imply that the Compensation Committee is under any obligation to exactly follow peer companies in compensation matters.

Determination of Base Salaries

As a guideline for NEO base salary, we perform formal benchmarking against respective comparable positions in our established peer group. Our guideline is to set targeted NEO salary ranges between the 25th and 50th percentile for comparable positions within our peer group. We then adjust salaries based on our assessment of our NEOs’ levels of responsibility, experience, overall compensation structure and individual performance. The Compensation Committee has the discretion if it believes circumstances warrant, to go above the 50th percentile of the peer group. The Compensation Committee is not obliged to raise salaries purely on the availability of data. Merit-based increases to salaries of executive officers are based on our assessment of individual performance and the relationship to applicable salary ranges. Cost of living adjustments may also be a part of that assessment. The Compensation Committee, in recent years, has tended to maintain cash compensation levels at or near the 50th percentile but to exceed that level in determining equity compensation. The emphasis on equity compensation reflects the Committee’s objective, given that we have only recently engaged in revenue generating operations, to incentivize personnel and to preserve cash in a prudent manner and yet reward personnel for outstanding performance.

Performance Cash Bonus Plan

Concurrently with the beginning of each calendar year, preliminary corporate goals that reflect our business priorities for the coming year are prepared by our NEOs with input from other officers. The draft goals are presented to the Compensation Committee and our full board at the beginning of each year and discussed, revised as necessary, and then approved by our board of directors. The Compensation Committee then reviews the final goals to determine and confirm their appropriateness for use as performance measurements for purposes of the bonus program. The goals may be re-visited during the year and potentially restated in the event of significant changes in corporate strategy or the occurrence of significant corporate events. Following the agreement of our board of directors on the corporate objectives, the goals are then shared with all employees in a formal meeting(s), and are reviewed periodically throughout the year at monthly staff meetings and quarterly board of director meetings.

The performance cash bonus plan for our executive officers and employees in 2017 was adopted by the Compensation Committee in February 2017. The plan sets forth target bonus opportunities, as a percentage of salary, based on the level of responsibility of the position, ranging up to 60% of salary for Dr. Sirgo, who served as CEO in 2017, up to 40% of salary for our NEOs and up to 30% of salary for certain other officers. In setting these percentages, the Compensation Committee determined that the above percentages were reasonable and in line with our peer group. Each employee has the opportunity to achieve up to 100% of his targeted amount, depending on how corporate goals and objectives are achieved, with variances on an “employee by employee” basis to be determined by our Compensation Committee in consultation with senior executives and employees’ direct reports.

Determination of Equity Incentive Compensation

To assist us in assessing the reasonableness of our equity grant amounts, historically we have reviewed Radford supplied information and, prior to Radford, we used information supplied by Equilar, Inc. Such information included equity data from a cross-section of the companies in the above-mentioned surveys. Initially, on-hire stock option grant amounts have generally been targeted at the 25th to 50th percentile for that position or similar industry position, adjusted for internal equity, experience level of the individual and the individual’s total mix of compensation and benefits provided in his or her offer package. Initial on-hire grants typically vest over three years.

In granting equity awards in 2015 as well as prior years, the Compensation Committee utilized a methodology that computed the financial value of the equity granted, applying as a general guideline, a peer group percentile ranging from the 50th to the 75th percentile. At that time, however, the Committee made an exception to the general policy by approving special equity awards to five senior executives (including Dr. Sirgo) in recognition of long-standing contributions to achieving strategic objectives first established more than 10 years earlier.

Beginning in January 2016, the Compensation Committee expanded its criteria for equity awards, considering not only the financial value of awards, but also the “burn rate” (meaning the number of shares awarded as a percentage of total outstanding shares). These two criteria (i.e. financial value and burn rate) often result in disparate computations when contrasted to peer group criteria. Accordingly, the Compensation Committee has attempted to equitably balance those two factors to achieve appropriate equity awards.

In early 2017, with respect to equity awards to senior executives, including NEOs, one-half of the RSUs were awarded in the form of time-based RSUs, as have been exclusively awarded to those executives in recent years, and for the first time, one-half of the RSUs were in the form of performance-based RSUs as described above. This same formula was again used in February 2018.

For a discussion of equity awards made in early 2018, see “Equity Awards in February 2018” under “Compensation Decisions For Performance in 2017” below.

Equity Grant Practices

All stock options and/or RSUs granted to the NEOs and other executives are approved by the Compensation Committee. Exercise prices for options are set using a 30-day volume weighted average price method, which we define as the closing price of our common stock on the Nasdaq Capital Market on the trading day of the date of grant and the 30 trading days preceding that date. RSU grants are valued on the day of issuance and are vested (in the case of either time-based or performance-based vesting), if earned on the last day preceding an open trading window after filing our Annual Report on Form 10-K. Grants are generally made: (i) on the employee’s start date and (ii) at board of director meetings held each January or February and following annual performance reviews. However, grants have been made at other times during the year. The size of year-end grants for each NEO is assessed against our internal equity guidelines. Current market conditions for grants for comparable positions and internal equity may also be assessed. Also, grants may be made relating to promotions or job- related changes in responsibilities. In addition, on occasion, the Compensation Committee may make special awards for extraordinary individual or our company performance and, as was the case in early 2015, of achievement over an extended period of time.

Compensation Setting Process

At the first of the year, meetings of our board of directors and the Compensation Committee, overall corporate performance and relative achievement of the corporate goals for the prior year are assessed. The relative achievement of each goal is assessed and the summation of the individual components results in an overall corporate goal rating, expressed as a percentage. The Compensation Committee then approves the final disbursement of salary increases, cash bonuses and option or RSU grants, giving an 80% weight factor to the corporate goal rating, and a 20% weight factor for such other performance criteria the Committee may in its discretion deem relevant at the time of the granting awards.

Also near the end of the year, the CEO evaluates the individual performance of each NEO (other than himself) and provides the Compensation Committee with an assessment of the performance of such NEO. In determining the individual performance ratings of the NEOs, we assess performance against many factors, including each NEO’s relative contributions to our corporate goals, demonstrated career growth, level of performance in the face of available resources and other challenges, and the respective officer’s department’s overall performance. This assessment is conducted in a holistic fashion, in contrast to the summation of individual components as is done to arrive at the corporate goal rating.

Following a qualitative assessment of each individual NEO’s performance, our policies provide guidelines for translating this performance assessment into a numerical rating. Both the initial qualitative assessment and the translation into a numerical rating are made by the Compensation Committee on a discretionary basis. We believe that conducting a discretionary assessment for the individual component of the NEOs’ performance provides for flexibility in the evaluation of our NEOs and their adaptability to addressing potential changes in our priorities throughout the year.

The Compensation Committee looks to the CEO’s performance assessments of the other NEOs and his recommendations regarding a performance rating for each, as well as input from the other members of our board of directors. These recommendations may be adjusted by the Compensation Committee prior to finalization. For the CEO, the Compensation Committee evaluates his performance, taking into consideration input from the other members of our board of directors, and considers the achievement of overall corporate objectives by both the CEO specifically and our company generally. The CEO is not present during the Compensation Committee’s deliberations regarding his compensation.

The CEO may also present any recommended changes to base salary and recommendations for annual equity grant amounts for NEOs and other senior executives.

The Compensation Committee has the authority to directly engage, at our expense, any compensation consultants or other advisors (such as Radford) that it deems necessary to determine the amount and form of employee, executive and director compensation. In determining the amount and form of employee, executive and director compensation, the Compensation Committee has reviewed and discussed historical salary information as well as salaries for similar positions at comparable companies. However, the availability of this data does not imply that the Compensation Committee is under any obligation to exactly follow peer companies’ compensation practices.

We paid consultant fees to Radford of $0.04 million in 2017. NEOs may have indirect input in the compensation results for other executive officers by virtue of their participation in the performance review and feedback process for the other executive officers.

Compensation Decisions for Performance in 2017

General Assessment of Management Performance in 2017

The Compensation Committee and our board of directors conducted the performance and compensation review for 2017 in February 2018. The Compensation Committee compared performance as elaborated below.

The corporate objectives for 2017 included the following: (1) for BELBUCA®; to complete the transition of sales, marketing and certain production functions from our former licensee, Endo Pharmaceuticals, to us and to achieve targeted sales revenue; to enter into additional pharmacy benefit management (or PBM) and other payer agreements and to enhance formulary positions; and to enter into out-licenses agreements in foreign regions; (2) for BUNAVAIL®, to add an additional FDA-approved dosage, to achieve targeted sales revenue, to reduce cost of goods and improve production and inventory efficiencies; and to enter into out-license agreements in foreign regions; and (3) specified objectives in the areas of finance, continued success in ongoing and prospective litigation with respect to our intellectual property and patent portfolio, and the further development of new product candidates and/or the in-licensing of products to complement our existing products.

With respect to BELBUCA®, the transition of commercial functions from Endo to us was smoothly executed and sales goals for 2017 were achieved. There were several notable achievements in 2017 by the addition of new PBM and other payer agreements in a markedly difficult market that favors entrenched legacy products. Regarding out-licensing in foreign regions, we entered into an agreement for Canada but were not successful in any other region during 2017.

With respect to BUNAVAIL®, results for 2017 were generally disappointing. Sales objectives were not met and we decided not to pursue an additional dosage. We did achieve stated goals in reducing cost of goods and in significantly improving production and inventory efficiencies. We were not successful in entering into any out-licensing agreements in foreign regions during 2017.

We successfully executed a new loan agreement for the financing of our operations for the year and into 2018. We continued our success in the areas of intellectual property litigation. We were not able, however, to augment our product line by in-licensing or to further the development of new products.

2017 Cash Bonus Calculations

After reviewing the achievement of the corporate goals and objectives for 2017 as noted above, the Compensation Committee determined that all NEOs should be awarded a cash bonus at 70% of their target. A cash bonus pool, equal to 70% of the aggregate of individual bonus opportunities of all other employees, plus $72,500, was established with our executives having the authority to award individual bonuses from that pool with respect to these employees who reported to them. The cost of all such cash bonuses for 2017 performance (but paid in March 2018) was approximately $0.4 million for NEOs and approximately $0.7 million for employees.

Equity Awards in February 2018

In making annual equity awards in February, 2018, the Compensation Committee continued, with respect to senior executives including our NEOs, a policy first initiated in the prior year, specifically the inclusion of a meaningful element of performance benchmarks to is equity awards. Consequently, equity awards to these executives in February, 2018, are in the form of RSUs, one-half of which are time-based and one-half of which are performance-based, all of which vest over a three-year period beginning in the first year after the date of grant. The performance-based RSUs provide for vesting if specified net revenue and operating income goals are achieved with respect to the three annual fiscal years beginning with the year in which an award was made.

At the beginning of 2018, the total amount of the RSUs awarded to our NEOs and senior executives for 2017 performance (after adjusting pursuant to applicable retirement agreements) was 870,306 RSUs having an approximate value on the date preceding the grant of $1.8 million based on a share price of $2.10.

All other employees of ours (excluding only certain recently-hired persons) were granted stock options priced at the 30-day volume weighted average price of our common stock as of the close the market on February 16, 2018. All options vest annually in one-third equal increments beginning one year after the date of grant. The total amount of options awarded was 400,000 having an approximate Black Scholes value of $0.5 million.

All RSUs and stock options awarded in February, 2018 were granted pursuant to the Plan, as amended.

Individual Performance and Compensation of Dr. Sirgo, our President and CEO During 2017

Dr. Sirgo’s base salary in 2017 was $590,000 per year, an increase of $40,000 per year from his base salary in both 2016 and 2015. Those salary levels were approximately at the 50% percentile of our peer group and therefore consistent with our compensation philosophy.

Dr. Sirgo was awarded a cash bonus for 2017 in the amount of $247,800, which is 70% of his target bonus of 60% of his base salary in 2017, a calculation consistent with our cash bonus policy as well as Dr. Sirgo’s retirement agreement.

Dr. Sirgo was also granted for 2017 a “gross” award of 360,000 RSUs, which Dr. Sirgo has deferred and the board of directors has approved the deferral of this grant until March 15, 2018. The RSU grant will be adjusted to a “net” amount of RSUs in accordance with the terms of the Sirgo Retirement Agreement (see below) of which will vest immediately into shares of our common stock.

The Compensation Committee award of equity compensation to Dr. Sirgo for 2017 is primarily a reflection of his leadership of the transition from Endo Pharmaceuticals to our company of the commercialization of BELBUCA® and the attainment of revenue, manufacturing and supply objectives. In addition, under Dr. Sirgo’s management, we continued to have success in ongoing litigation with respect to our intellectual property and patent portfolio and we successfully negotiated a loan agreement providing sufficient financing for our operations throughout the year. Offsetting factors were disappointing revenue results with respect to BUNAVAIL®, the failure to develop and/or in-license complementary products and somewhat mixed results with respect to entering into additional payer and pharmacy benefit manager agreements.

Individual Performance and Compensation of the Chief Financial Officer

Mr. De Paolantonio’s base salary in 2017 of $350,000 was slightly above the 25th percentile of our peer group and therefore was consistent with our compensation philosophy. His salary for 2018 was increased to $360,000 per year, which is at the 50th percentile and therefore remains consistent with our compensation philosophy.

Mr. De Paolantonio was also granted 140,000 RSUs for 2017 performance, half of which are subject to time-based vesting and half of which are subject to performance-based vesting.

Mr. De Paolantonio continues to effectively guide the financial functions of our company, maintaining the full confidence of our board of directors and its Audit Committee. He has successfully transitioned the accounting and budget functions of our company from a predominately research and development enterprise to one with complex manufacturing, inventory, valuation, cost of goods analysis and revenue recognition issues. Mr. De Paolantonio continues to maintain a proper and harmonious relationship with our independent auditors.

Individual Performance and Compensation of the Senior Vice President and Chief Technology Officer

Dr. Vasisht’s base salary in 2017 of $330,000 was below the 50% percentile of our peer group and therefore is consistent with our compensation philosophy.

Dr. Vasisht was also granted for 2017 a “gross” award of 250,000 RSUs, which has been adjusted to a “net” amount of 198,129 RSUs in accordance with the terms of the Vasisht Retirement Agreement (see below) and which accordingly vested immediately into shares of our common stock.

Dr. Vasisht, first joined our company in 2005, and first became a NEO in 2016. He has been instrumental in the development of BELBUCA®, BUNAVAIL® and ONSOLIS®, in the supervision of our research and development activities, including our analysis of new drug opportunities, and he has played a significant role in the protection of our intellectual property.

Appointment of President

On December 20, 2017, our company appointed Scott M. Plesha, previously our company’s Senior Vice President of Sales and Marketing, to the role of President, effective January 2, 2018. Besides Mr. Plesha’s new responsibilities as President, he will continue to directly oversee the Sales and Marketing functions of our company.

In approving the appointment, our board of directors determined and approved that the person fulfilling the role of President should be a NEO of our company and, as a result, Mr. Plesha became a NEO effective January 2, 2018.

Mr. Plesha and our company are parties to a Letter of Employment, dated December 20, 2017, (the “Plesha Letter of Employment”) which is subject to successive, automatic one-year extensions unless either party gives notice of non-extension to the other party at least 30 days prior to the end of the applicable term. The Plesha Letter of Employment includes a base salary (which was subject to modification with the approval of the Compensation Committee and is set at three hundred sixty-five thousand dollars ($365,000) for 2018), a target bonus equal to a percentage of his base salary (also subject to modification with the approval of the Compensation Committee and is now set at forty-five percent (45%)), and other employee benefits.

Mr. Plesha was also granted 125,000 RSUs for 2017 performance, half of which are subject to time-based vesting and half of which are subject to performance-based vesting.

We may terminate the Plesha Letter of Employment without cause and Mr. Plesha may resign upon 30 days advance written notice. We may immediately terminate the Plesha Letter of Employment for Cause (as defined in the Plesha Letter of Employment). Upon the termination of Mr. Plesha’s employment for any reason, Mr. Plesha will continue to receive payment of any base salary earned but unpaid through the date of termination and any other payment or benefit to which he is entitled under the applicable terms of any applicable company arrangements. If Mr. Plesha is terminated during the term of the Plesha Letter of Employment other than for Cause, Mr. Plesha is entitled to a lump sum severance payment equal to his full year’s base salary and a pro-rata bonus based on his bonus target; otherwise, Mr. Plesha will be entitled to a one-time cash severance payment equal 50% of his full year’s base salary. In the event that such termination is within six (6) months following a Change of Control (as defined in the Plesha Letter of Employment), the lump sum paid to Mr. Plesha will equal a one-time cash severance payment equal to the amount of his then current annual base salary.

In addition, the Plesha Letter of Employment will terminate prior to its scheduled expiration date in the event of Mr. Plesha’s death or disability. The Plesha Letter of Employment also includes a two-year non-competition and non-solicitation and confidentiality covenants on terms identical to Mr. Plesha’s existing employment arrangement with our company. Under the terms of the Plesha Letter of Employment, Mr. Plesha is also entitled to the following benefits: health insurance, dental insurance, basic life & accidental death & dismemberment insurance, long and short-term disability insurance, 401(k) Plan with employer match, and an employee stock options plan.

Sirgo Retirement Agreement

On August 23, 2017, Dr. Sirgo, our former President and Chief Executive Officer and current Vice Chairman, executed a retirement agreement (the “Sirgo Retirement Agreement”) memorializing the terms of Dr. Sirgo’s voluntary retirement from our company, which was effective January 2, 2018 (the “Sirgo Retirement Date,” with the period from August 23, 2017 to the Sirgo Retirement Date being referred to herein as the “Sirgo Transition Period”). During the Sirgo Transition Period and following the Sirgo Retirement Date, Dr. Sirgo served and will continue to serve as Vice Chairman of our board of directors.

Pursuant to the Sirgo Retirement Agreement, Dr. Sirgo served as our President and Chief Executive Officer during the Sirgo Transition Period. By entering into the Sirgo Retirement Agreement, we and Dr. Sirgo agreed to terminate Dr. Sirgo’s employment agreement with us, dated August 24, 2004, as amended by that First Amendment thereto (collectively with the related confidentiality agreement between our company and Sirgo, the Sirgo Employment Agreement) as of the Sirgo Retirement Date, subject to those provisions of the Sirgo Employment Agreement which survive termination (as the same were modified by the Sirgo Retirement Agreement), including provisions related to confidentiality, non-solicitation and non-competition.

In connection with his retirement from our company, and in consideration of his many years of service to our company (and in lieu of any similar benefits provided for in the Sirgo Employment Agreement), Dr. Sirgo has received or will receive the following benefits pursuant to the Sirgo Retirement Agreement:

(i)	a cash payment of $0.8 million (less applicable withholdings) which was paid in September 2017; and

(ii)	an additional cash payment equal to $0.8 million (less applicable withholdings) which was paid in January 2018.

In addition, pursuant to the Sirgo Retirement Agreement:

(i)	as of the Sirgo Retirement Date, all previously vested options held by Sirgo to purchase shares of Common Stock will continue for the life of such options (as opposed to such options terminating on the 90 th day following the Sirgo Retirement Date, as provided for in the Plan;

(ii)	Dr. Sirgo will be entitled to receive his ordinary year end equity bonus award (in the form of RSUs) for his service as an officer during 2017, as determined by the Compensation Committee of the Board (or the Sirgo 2017 Equity Award); provided, however, that (A) with respect to RSUs which by their terms would vest with the passage of time (or Time Vesting RSUs), Dr. Sirgo shall receive a number of shares of Common Stock equal to (1) the Net Present Value (as defined in the Sirgo Retirement Agreement) of the Time Vesting RSUs that would have been issued to Dr. Sirgo for the Sirgo 2017 Equity Award had he not retired divided by (2) the 30-day volume weighted average price of the Common Stock (or the 30-day VWAP) as of the date of issuance of the Sirgo 2017 Equity Bonus; and (B) with respect to RSUs which by their terms would vest based on future performance (or Performance Vesting RSUs), Dr. Sirgo shall receive a number of shares of Common Stock determined by multiplying the number of Performance Vesting RSUs that would have been issued to Dr. Sirgo for the Sirgo 2017 Equity Award had he not retired by 0.66;

(iii)	as of the Sirgo Retirement Date, all previously granted Time Vesting RSUs issued to Dr. Sirgo pursuant to the Plan that are unvested as of the Sirgo Retirement Date shall terminate and, in lieu thereof, Dr. Sirgo shall receive a one-time issuance of fully vested shares of Common Stock under the Plan, the number of which will be determined with reference to the Time Vesting RSUs being terminated by dividing (A) the Net Present Value of such Time Vesting RSUs by (B) the 30-day VWAP as of the Sirgo Retirement Date, which resulted in the issuance of 795,730 shares that were issued to Dr. Sirgo in January 2018, and all previously granted RSUs issued to Sirgo pursuant to the Plan which vest due to achievement of future performance milestones that are unvested as of the Sirgo Retirement Date shall terminate and, in lieu thereof, Dr. Sirgo shall receive a one-time issuance of 250,000 fully vested shares of Common Stock under the Plan, which were issued to Sirgo in January 2018; and

(iv)	Dr. Sirgo will continue to be entitled to receive (if applicable) one hundred percent (100%) of his regular award of vested Common Stock (or the LTIP Stock) under the LTIP, with the amount of such LTIP Stock to be determined and issued in accordance with the terms and provisions of the LTIP. The issuance of the LTIP Stock to Dr. Sirgo as provided for above shall occur, if applicable, concurrently with the issuance of LTIP Stock to our company’s officers, but no later than March 15, 2018. Should Dr. Sirgo voluntarily resign from the Board, in each case prior to payment of any amount of LTIP Stock, Dr. Sirgo’s right to receive LTIP Stock from and after that time shall terminate. In the event a Change in Control (as defined in the Sirgo Retirement Agreement) occurs on or within twelve (12) months following the Retirement Date with a company with whom Dr. Sirgo had contact about a potential transaction in his capacity as an employee of our company prior to the Sirgo Retirement Date, then we shall issue to Dr. Sirgo, as an additional retirement benefit, fully vested shares of Common Stock in an amount equal to the number of shares Dr. Sirgo would have received pursuant to the LTIP had he remained employed with us through the Change in Control.

For purposes of the Sirgo Retirement Agreement, the term “Change of Control” means the occurrence of any one or more of the following events (it being agreed that, with respect to paragraphs (i) and (iii) of this definition below, a “Change of Control” shall not be deemed to have occurred if the applicable third party acquiring party is an “affiliate” of the Company within the meaning of Rule 405 promulgated under the Securities Act of 1933, as amended):

(i)	an acquisition (whether directly from the Company or otherwise) of any voting securities of the Company (or the Voting Securities) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities and Exchange Act of 1934, as amended (or the 1934 Act)), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of forty percent (40%) or more of the combined voting power of the Company’s then outstanding Voting Securities.

(ii)	(ii) the individuals who, as of the date hereof, are members of our board of directors cease, by reason of a financing, merger, combination, acquisition, takeover or other non-ordinary course transaction affecting our company, to constitute at least fifty-one percent (51%) of the members of our board of directors; or

(iii)	(iii) approval by our board of directors and, if required, our stockholders, or execution by us of any definitive agreement with respect to, or the consummation of (it being understood that the mere execution of a term sheet, memorandum of understanding or other non-binding document shall not constitute a Change of Control):

(A) a merger, consolidation or reorganization involving our company, where either or both of the events described in clauses (i) or (ii) above would be the result;

(B) a liquidation or dissolution of or appointment of a receiver, rehabilitator, conservator or similar person for, or the filing by a third party of an involuntary bankruptcy against, our company; or

(C) an agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a subsidiary of our company).”

The Sirgo Retirement Agreement also contains other customary provisions, including provisions for Dr. Sirgo’s continuing participation in certain company employee benefit plans, mutual releases of claims by us and Dr. Sirgo (subject to certain exceptions) and a covenant of cooperation.

Vasisht Retirement Agreement

On January 12, 2018, Niraj Vasisht, our former Senior Vice President and Chief Technology Officer, executed a Retirement Agreement (the “Vasisht Retirement Agreement”) memorializing the terms of Dr. Vasisht’s voluntary retirement from our company, which was effective February 4, 2018 (the “Vasisht Retirement Date,” with the period from January 12, 2018, to the Vasisht Retirement Date being referred to herein as the “Vasisht Transition Period”).

Pursuant to the Vasisht Retirement Agreement, Dr. Vasisht continued to serve as our Senior Vice President and Chief Technology Officer during the Vasisht Transition Period. By entering into the Vasisht Retirement Agreement, we and Dr. Vasisht agreed to terminate Vasisht’s employment agreement with us, dated October 8, 2008 (collectively with the related confidentiality agreement between the Company and Vasisht, the Vasisht Employment Agreement) as of the Vasisht Retirement Date, subject to those provisions of the Vasisht Employment Agreement which survive termination (as the same were modified by the Vasisht Retirement Agreement), including provisions related to confidentiality, non-solicitation and non-competition.

In connection with his retirement from our company, and in consideration of his service to our company (and in lieu of any similar benefits provided for in the Vasisht Employment Agreement), Dr. Vasisht received or will receive the following benefits pursuant to the Vasisht Retirement Agreement:

(i)	a cash separation payment of $0.33 million (less applicable withholdings), in two equal payments of $0.165 million each: the first payment paid January 19, 2018, the second payment to be paid on April 1, 2018;

(ii)	an additional cash payment equal to $0.02 million (less applicable withholdings) paid on January 19, 2018, in consideration for a previously deferred raise in Dr. Vasisht’s base salary; and

(iii)	for a period of 12 months from the Vasisht Retirement Date, Dr. Vasisht will serve as a consultant to our company as requested from time to time during such period with respect to our research and development operations at the rate of $200 per hour.

Pursuant to the Vasisht Retirement Agreement, had a Change of Control (as defined in the Vasisht Employment Agreement) occurred before July 1, 2018, Dr. Vasisht would have been entitled to the cash payments provided for in Paragraph 4(d) of the Vasisht Employment Agreement (namely, a cash payment equal to: (A) Dr. Vasisht’s annual base salary plus an amount equal to fifty percent (50%) of his such salary multiplied by (B) 1.5), but less the separation payments made under the Vasisht Retirement Agreement. No Change of Control has occurred as of the date of this Proxy Statement and, as such, Dr. Vasisht is not entitled to the cash payments provided for in Paragraph 4(d) of the Vasisht Employment Agreement.

In addition, pursuant to the Vasisht Retirement Agreement:

(i)	as of the Vasisht Retirement Date, all previously vested options held by Dr. Vasisht to purchase shares of Common Stock will continue for the life of such options (as opposed to such options terminating on the 90th day following the Vasisht Retirement Date, as provided for in the Plan;

(ii)	Vasisht will be entitled to receive his ordinary year end equity bonus award (in the form of RSUs) for his service as an officer of the Company during 2017, as determined by the Compensation Committee (or the Vasisht 2017 Equity Award); provided, however, that (A) with respect to Time Vesting RSUs, Dr. Vasisht shall receive a number of shares of Common Stock equal to (1) the Net Present Value (as defined in the Vasisht Retirement Agreement) of the Time Vesting RSUs that would have been issued to Dr. Vasisht for the Vasisht 2017 Equity Award had he not retired divided by (2) the 30-day VWAP as of the date of issuance of the Vasisht 2017 Equity Bonus; and (B) with respect to Performance Vesting RSUs, Vasisht shall receive a number of shares of Common Stock determined by multiplying the number of Performance Vesting RSUs that would have been issued to Dr. Vasisht for the 2017 Equity Award had he not retired by 0.66, which calculation resulted in a net issuance of 198,129 shares of Common Stock, which were issued to Dr. Vasisht February 2018;

(iii)	Dr. Vasisht shall receive one hundred percent (100%) of his regular award of vested LTIP Stock under the LTIP, with the amount of such LTIP Stock to be determined and issued in accordance with the terms and provisions of the LTIP, in consideration for his work in 2017, and Dr. Vasisht shall also be considered for a bonus in consideration for his work in 2017 in accordance with the normal procedures and conditions for award of a bonus; and

(iv)	as of the Vasisht Retirement Date, all previously granted Time Vesting RSUs issued to Dr. Vasisht pursuant to the Plan that are unvested as of the Vasisht Retirement Date shall terminate and, in lieu thereof, Vasisht shall receive a one-time issuance of fully vested shares of Common Stock under the Plan, the number of which will be determined with reference to the Time Vesting RSUs being terminated by dividing (A) the Net Present Value of such Time Vesting RSUs by (B) the 30-day VWAP as of the Vasisht Retirement Date which resulted in the issuance of 309,162 shares that were issued to Dr. Vasisht in February 2018 All previously granted Performance Vesting RSUs that are unvested as of the Vasisht Retirement Date will continue to vest until December 31, 2018, at which time 60% of the unvested Performance RSUs shall vest and 40% of the unvested Performance RSUs shall be deemed forfeited.

The Vasisht Retirement Agreement also contains other customary provisions, including provisions for Dr. Vasisht’s continuing participation in certain company benefit plans, mutual releases of claims by us and Dr. Vasisht (subject to certain exceptions) and a non-disparagement covenant.

Accounting and Tax Considerations

ASC 718. On January 1, 2006, we began accounting for share-based payments in accordance with the requirements of Accounting Standards Codification 718 (ASC 718), Share-Based Payments. To date, the adoption of ASC 718 has not impacted our stock option granting practices.

Internal Revenue Code Section 162(m). Beginning with our fiscal year ending December 31, 2014, we began to consider the limitations on the deductibility of base salary or bonus amounts as required under Section 162(m) of the Code as the aggregate salary and bonus payments for certain of our NEOS were above the $1,000,000 deductibility limitation. These limitations did not, however, impact the Compensation Committee’s compensation analysis in 2017.

Section 409A. Section 409A of the Code generally changed the tax rules that affect most forms of deferred compensation that were not earned and vested prior to 2005. Under Section 409A, deferred compensation is defined broadly and may potentially cover compensation arrangements such as severance or change in control pay outs and the extension of the post-termination exercise periods of stock options. We take Code Section 409A into account, where applicable, in determining the timing of compensation paid to our executive officers.

The following table sets forth all compensation paid to our named executive officers at the end of the fiscal years ended December 31, 2017, 2016 and 2015. Individuals we refer to as our “named executive officers” include our Vice Chairman (formerly served as our Chief Executive Officer) and our most highly compensated executive officers whose salary and bonus for services rendered in all capacities exceeded $100,000 during the fiscal year ended December 31, 2017.

Name and principal position	Year	Salary ($)	Bonus ($)		Stock Awards ($) (24)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Mark A. Sirgo, Pharm.D. President, Director and Vice Chairman (1)	2017 2016 2015	590,000 571,154 550,000	264,000 165,000 143,700	(2)	703,802 1,072,804 11,770,904	(3) (5) (7)	— — —	— — —	— — —	847,714 19,485 21,323	(4) (6) (8)	2,405,516 1,828,443 12,485,927
Ernest R. De Paolantonio, CPA MBA Chief Financial Officer, Secretary and Treasurer	2017 2016 2015	350,000 363,461 350,000	112,000 61,250 52,500	(9)	176,688 345,544 1,509,450	(10) (12) (14)	— — —	— — —	— — —	32,632 33,269 34,704	(11) (13) (15)	671,320 803,524 1,946,654
Niraj Vasisht, Ph.D. Formerly Senior VP and Chief Technology Officer (23)	2017 2016 2015	310,000 321,923 310,000	99,200 62,000 57,490	(16)	303,573 570,000 2,945,624	(17) (19) (21)	— — —	— — —	— — —	32,508 32,435 33,633	(18) (20) (22)	745,281 997,498 3,346,657

(1)	Mark A. Sirgo served as our President, Chief Executive Officer, Director and Vice Chairman until his retirement date of January 2, 2018. Upon retirement, Dr. Sirgo now serves as a Director and Vice Chairman.
(2)	The bonus disclosed in this item of $264,000 relates to 2016, but was contingent upon board approval, which occurred March 2017.
(3)	The stock awards disclosed in this item consists of 375,000 unvested executive RSU grants during 2017 with a fair market value (“FMV”) of $1.85, which will vest in equal amounts over three years and 5,026 vested RSUs with a FMV of $2.00 as issued from the LTIP. Pursuant to Dr. Sirgo’s retirement agreement, on January 2, 2018 all unvested time-vesting RSUs terminated and Dr. Sirgo received a one-time issuance of RSUs subject to VWAP calculations. (See Compensation Discussion and Analysis for details on Dr. Sirgo’s retirement agreement.)
(4)	Includes: $787,000, gross, retirement payment (See Compensation Discussion and Analysis for detail on Dr. Sirgo’s retirement agreement), $40,000 of legal expenses paid in connection with execution of retirement agreement, $7,214 of health insurance premiums paid and 401(k) matching of $13,500 paid in 2017.
(5)	The stock awards disclosed in this item consists of 275,000 unvested executive RSU grants during 2016 with a FMV of $3.80, which will vest in equal amounts over three years and 15,888 unvested RSUs with a FMV of $1.75 from the LTIP which were earned in 2016 but deferred until 2017.
(6)	Includes: $6,235 of health insurance premiums paid and 401(k) matching of $13,250 paid in 2016.
(7)	The stock awards disclosed in this item consists of 800,000 unvested executive RSU grants during 2015 with a FMV of $14.63, which will vest in equal amounts over three years, and 8,189 vested RSUs FMV of $8.17 as issued during 2015 from the LTIP.
(8)	Includes: $8,073 of health insurance premiums paid and 401(k) matching of $13,250 paid in 2015.
(9)	The bonus disclosed in this item of $112,000 relates to 2016, but was contingent upon board approval, which occurred March 2017.
(10)	The stock awards disclosed in this item consists of 95,000 unvested executive RSU grants during 2017 with a FMV of $1.85, which will vest in equal amounts over three years and 469 vested RSUs with a FMV of $2.00 as issued from the LTIP.
(11)	Includes: $19,132 of health insurance premiums paid and 401(k) matching of $13,500 paid in 2017.
(12)	The stock awards disclosed in this item consists of 90,000 unvested executive RSU grants during 2016 with a FMV of $3.80, which will vest in equal amounts over three years and 1,483 vested RSUs with a FMV of $2.39 as issued during 2016 from the LTIP.
(13)	Includes: $20,019 of health insurance premiums paid and 401(k) matching of $13,250 paid in 2016.
(14)	The stock awards disclosed in this item consists of 103,175 unvested executive RSU grants during 2015 with a FMV of $14.63, which will vest in equal amounts over three years.
(15)	Includes: $21,454 of health insurance premiums paid and 401(k) matching of $13,250 paid in 2015.
(16)	The bonus disclosed in this item of $99,200 relates to 2016, but was contingent upon board approval, which occurred March 2017.
(17)	The stock awards disclosed in this item consists of 162,500 unvested executive RSU grants during 2017 with a FMV of $1.85, which will vest in equal amounts over three years and 1,474 vested RSUs with a FMV of $2.00 as issued from the LTIP. Pursuant to Dr. Vasisht’s retirement agreement, on February 4, 2018 all unvested time-vesting RSUs terminated and Dr. Vasisht received a one-time issuance of RSUs subject to VWAP calculations. (See Compensation Discussion and Analysis for details on Dr. Vasisht’s retirement agreement.)
(18)	The bonus disclosed in this item of $62,000 relates to 2015, but was contingent upon board approval, which occurred January 2016.
(19)	The stock awards disclosed in this item consists of 150,000 unvested executive RSU grants during 2016 with a FMV of $3.80, which will vest in equal amounts over three years, and 4,661 vested RSUs FMV of $2.39 as issued during 2016 from the LTIP.
(20)	Includes: $19,185 of health insurance premiums paid and 401(k) matching of $13,250 paid in 2016.
(21)	The stock awards disclosed in this item consists of 200,000 unvested executive RSU grants during 2015 with a FMV of $14.63, which will vest in equal amounts over three years, and 2,402 vested RSUs with a FMV of $8.17 as issued during 2015 from the LTIP.
(22)	Includes: $20,383 of health insurance premiums paid and 401(k) matching of $13,250 paid in 2015.
(23)	Niraj Vasisht served as our Senior Vice President and Chief Technology Officer until his retirement date of February 5, 2018.
(24)	The reported amounts represent the aggregate grant date fair value of the awards computed in accordance with Financial Accounting Standards Board Account Standards Codification Topic 718, Stock Compensation, as modified or supplemented, or FASB ASC Topic 718.

Narrative Disclosure to Summary Compensation Table

Employment Agreements

Except as set forth below, we currently have no written employment agreements with any of our officers, directors, or key employees. All directors and officers have executed confidentiality and noncompetition agreements with us.

The following is a description of our current executive employment agreements:

Mark A. Sirgo, Pharm.D., Vice Chairman, former President and Chief Executive Officer—Dr. Sirgo’s prior employment agreement, dated February 22, 2007, as amended, was subject to successive, automatic one-year extensions unless either party provided notice of non-extension to the other party of at least 30 days prior to the end of the applicable term. The agreement included a base salary, target bonus of up to 50% of his base salary (which was subject to modification with the approval of our Compensation Committee and is now 60%), and other employee benefits. Under the terms of his agreement, Dr. Sirgo received base salary in 2017 of $590,000 per year and a bonus of $264,000, which related to 2016 performance.

Dr. Sirgo’s employment agreement also included a 2-year non-competition and non-solicitation and confidentiality covenants on terms identical to the existing employment agreement. Under the terms of this agreement, he was also entitled to the following benefits: medical, dental and disability and 401(k).

On August 23, 2017, Dr. Sirgo executed a retirement agreement memorializing the terms of his voluntary retirement from our company, which was effective January 2, 2018. Pursuant to the retirement agreement, we and Dr. Sirgo agreed to terminate Dr. Sirgo’s employment agreement with us (collectively with the related confidentiality agreement between us and Dr. Sirgo) as of the retirement date, subject to those provisions of the employment agreement which survive termination (as the same were modified by the retirement agreement), including provisions related to confidentiality, non-solicitation and non-competition. (See Compensation Discussion and Analysis for details on Dr. Sirgo’s retirement agreement.)

Ernest R. De Paolantonio, CPA, MBA, Chief Financial Officer, Secretary and Treasurer—Mr. De Paolantonio’s current employment agreement, dated October 1, 2013 includes a base salary of $300,000, target bonus of up to 40% of his base salary (which is subject to modification by our Compensation Committee), and other employee benefits. Under the terms of his agreement, Mr. De Paolantonio received base salary in 2017 of $350,000 per year and a bonus of $112,000, which bonus was related to 2016 performance.

We may terminate Mr. De Paolantonio’s employment agreement without cause and Mr. De Paolantonio may resign without notice. We may immediately terminate Mr. De Paolantonio’s employment agreement for Good Cause (as defined in the agreement). Upon the termination of Mr. De Paolantonio’s employment for any reason, Mr. De Paolantonio will continue to receive payment of any base salary earned but unpaid through the date of termination and any other payment or benefit to which he is entitled under the applicable terms of any applicable company arrangements. If Mr. De Paolantonio is terminated during the term of the employment agreement other than for Good Cause (as defined in the employment agreement), or if Mr. De Paolantonio terminates his employment for Good Reason (as defined in the employment agreement), Mr. De Paolantonio is entitled to a lump sum severance payment equal to 1 times the sum of his annual base salary. In the event that such termination is within six months following a Change of Control (as defined in the employment agreement), the lump sum paid to Mr. De Paolantonio will equal to 1 times the sum of his then current annual base salary. In addition, Mr. De Paolantonio’s employment agreement will terminate prior to its scheduled expiration date in the event of Mr. De Paolantonio’s death or disability.

Mr. De Paolantonio’s employment agreement also included a 2-year non-competition and non-solicitation and confidentiality covenants on terms identical to the existing employment agreement. Under the terms of this agreement, he was also entitled to the following benefits: medical, dental and disability and 401(k).

Niraj Vasisht, Ph.D., Former Senior Vice President and Chief Technology Officer—Dr. Vasisht’s prior employment agreement, dated October 1, 2008, as amended, was subject to successive, automatic one-year extensions unless either party provided notice of non-extension to the other party at least 30 days prior to the end of the applicable term. The agreement included a base salary, target bonus of up to 40% of his base salary (which was subject to modification with the approval of our Compensation Committee and is now 50%), and other employee benefits. Under the terms of his agreement, Dr. Vasisht received base salary in 2017 of $310,000 per year and a bonus of $99,200, which related to 2016 performance.

Dr. Vasisht’s employment agreement also included a 2-year non-competition and non-solicitation and confidentiality covenants on terms identical to the existing employment agreement. Under the terms of this agreement, he was also entitled to the following benefits: medical, dental and disability and 401(k).

On January 12, 2018, Dr. Vasisht executed a retirement agreement memorializing the terms of his voluntary retirement from our company, which was effective February 4, 2018. Pursuant to the retirement agreement, we and Dr. Vasisht agreed to terminate Dr. Vasisht’s employment agreement with us (collectively with the related confidentiality agreement between us and Dr. Vasisht) as of the retirement date, subject to those provisions of the employment agreement which survive termination (as the same were modified by the retirement agreement), including provisions related to confidentiality, non-solicitation and non-competition. (See Compensation Discussion and Analysis for details on Dr. Vasisht’s retirement agreement.)

Scott M. Plesha, President—Mr. Plesha was promoted to the role as our President and his current employment agreement, dated December 20, 2017 includes a base salary of $365,000, target bonus of up to 45% of his base salary (which is subject to modification by our Compensation Committee), and other employee benefits.

We may terminate Mr. Plesha’s employment agreement without cause and Mr. Plesha may resign without notice. We may immediately terminate Mr. Plesha’s employment agreement for Good Cause (as defined in the agreement). Upon the termination of Mr. Plesha’s employment for any reason, Mr. Plesha will continue to receive payment of any base salary earned but unpaid through the date of termination and any other payment or benefit to which he is entitled under the applicable terms of any applicable company arrangements. If Mr. Plesha is terminated during the term of the employment agreement other than for Good Cause (as defined in the employment agreement), or if Mr. Plesha terminates his employment for Good Reason (as defined in the employment agreement), Mr. Plesha is entitled to a lump sum severance payment equal to 1 times the sum of his annual base salary. In the event that such termination is within six months following a Change of Control (as defined in the employment agreement), the lump sum paid to Mr. Plesha will equal to 1 times the sum of his then current annual base salary. In addition, Mr. Plesha’s employment agreement will terminate prior to its scheduled expiration date in the event of Mr. Plesha’s death or disability.

Mr. Plesha’s employment agreement also included a 2-year non-competition and non-solicitation and confidentiality covenants on terms identical to the existing employment agreement. Under the terms of this agreement, he was also entitled to the following benefits: medical, dental and disability and 401(k).

Outstanding equity awards

The following table summarizes outstanding unexercised options, unvested stocks and equity incentive plan awards held by each of our name executive officers, as of December 31, 2017.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Options Exercise Prices ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not vested ($)
Mark A. Sirgo, Pharm.D	—	—	—	—	—	—	—	340,746	(1)	1,005,201
	—	—	—	—	—	—	—	96,837	(2)	285,669
	—	—	—	—	—	—	—	533,333	(3)(6)	1,573,332
	—	—	—	—	—	—	—	275,000	(4)(6)	811,250
	—	—	—	—	—	—	—	750,000	(5)(6)(7)	2,212,500
	25,000	—	—	3.47	7/20/21	—	—	—		—
	22,369	—	—	3.55	2/25/21	—	—	—		—
	37,348	—	—	3.90	1/21/20	—	—	—		—
	25,000	—	—	5.40	7/22/19	—	—	—		—
	100,000	—	—	4.83	4/30/19	—	—	—		—
	9,175	—	—	3.05	1/22/19	—	—	—		—
	48,448	—	—	2.85	1/31/18	—	—	—		—
Ernest R. De Paolantonio, CPA MBA	—	—	—	—	—	—	—	33,048	(1)	97,492
	—	—	—	—	—	—	—	34,391	(3)	101,453
	—	—	—	—	—	—	—	60,000	(4)	177,000
	55,659	—	—	5.39	10/17/23	—	—	190,000	(5)	560,500
Niraj Vasisht, Ph.D.	—	—	—	—	—	—	—	99,952	(1)	294,858
	—	—	—	—	—	—	—	66,666	(3)(6)	196,665
	—	—	—	—	—	—	—	100,000	(4)(6)	295,000
	—	—	—	—	—	—	—	325,000	(5)(8)	958,750
	14,297	—	—	1.96	2/15/22	—	—	—		—
	24,579	—	—	1.78	2/9/22	—	—	—		—
	12,105	—	—	3.55	2/25/21	—	—	—		—
	25,000	—	—	3.47	1/25/21	—	—	—		—
	17,329	—	—	2.43	7/21/20	—	—	—		—
	17,686	—	—	3.90	1/21/20	—	—	—		—
	20,000	—	—	2.54	10/1/18	—	—	—		—

(1)	Unvested stock awards consist of Restricted Stock Units from our Long-Term Incentive Plan (as defined under our 2011 Equity Incentive Plan, the “2011 EIP”) and which we refer to as Performance RSUs, which are rights to acquire shares of our common stock.
(2)	Unvested stock awards consist of Restricted Stock Units (as defined under the 2011 EIP) which are rights to acquire shares of our common stock. These unvested RSUs vest in thirds beginning February 2015. Dr. Sirgo’s remaining third was deferred until 2018.
(3)	Unvested stock awards consist of Restricted Stock Units (as defined under the 2011 EIP) which are rights to acquire shares of our common stock. These unvested RSUs vest in thirds beginning February 2016. Dr. Sirgo’s 2017 one-third was deferred until 2018. Dr. Sirgo’s and Mr. Vasisht’s remaining thirds have terminated pursuant to their respective Retirement Agreements (see note 6).
(4)	Unvested stock awards consist of Restricted Stock Units (as defined under the 2011 EIP) which are rights to acquire shares of our common stock. These unvested RSUs vest in thirds beginning February 2017. Dr. Sirgo’s 2017 one-third was deferred until 2018. Dr. Sirgo’s and Mr. Vasisht’s remaining two-thirds have terminated pursuant to their respective Retirement Agreements (see note 6).
(5)	Unvested stock awards consist of Restricted Stock Units (as defined under the 2011 EIP) which are rights to acquire shares of our common stock. One-half of which are time-based and one-half of which are performance-based, all of which vest over a three-year period beginning in February 2018. The performance-based RSUs provide for vesting if specified net revenue and operating income goals are achieved with respect to the annual fiscal years 2017 through 2019. Mr. Pursuant to Dr. Sirgo’s retirement agreement, his time-based awards (see note 6) and his performance-based awards (see note 7) have both terminated. Mr. Pursuant to Mr. Vasisht’s retirement agreement, his time-based awards (see note 6) and his performance-based awards (see note 8) have both terminated.
(6)	As of each of the respective Retirement Dates to, all previously granted Time Vesting RSUs issued to Dr. Sirgo and Mr. Vasisht pursuant to the Plan that are unvested as of the Retirement Dates terminated and, in lieu thereof, Dr. Sirgo and Mr. Vasisht shall each received a one-time issuance of fully vested shares of Common Stock under the Plan, the number of which was determined with reference to the Time Vesting RSUs being terminated by dividing (A) the Net Present Value of such Time Vesting RSUs by (B) the 30-day VWAP as of the Retirement Date.
(7)	As of the Retirement Date, all previously granted RSUs issued to Dr. Sirgo pursuant to the Plan which were to vest due to achievement of future performance milestones that are were unvested as of the Retirement Date shall terminate and, in lieu thereof, Dr. Sirgo shall receive a one-time issuance of 250,000 fully vested shares of Common Stock under the Plan as of the Retirement Date on January 2, 2018.
(8)	As of the Retirement Date, all previously granted RSUs issued to Mr. Vasisht pursuant to the Plan which were to vest due to achievement of future performance milestones that are were unvested as of the Retirement Date shall terminate and, in lieu thereof, Previously-awarded performance RSU’s shall continue to vest in accordance with the applicable equity incentive plan until December 31, 2018, at which time 60% of any unvested performance RSUs shall be deemed vested and the remaining 40% shall be deemed forfeited.

Outstanding Equity Awards Narrative Disclosure

Amended and Restated 2001 Incentive Plan

In July 2011, our original Amended and Restated 2001 Incentive Plan expired. Options to purchase 1,938,039 shares of common stock were outstanding as of December 31, 2016 under the Amended and Restated 2001 Incentive Plan. Although the Amended and Restated 2001 Incentive Plan expired, the 1,938,039 options still outstanding under such plan are still exercisable. In April 2011, our board approved, and in July 2011, our stockholders approved a new 2011 Equity Incentive Plan, which is discussed below.

2011 Equity Incentive Plan

Our 2011 Equity Incentive Plan was originally comprised of 4,200,000 shares of our common stock. The purpose of the 2011 Equity Incentive Plan is: (i) to align our interests and recipients of options under the plan by increasing the proprietary interest of such recipients in our growth and success, and (ii) to advance our interests by providing additional incentives to officers, key employees and well-qualified non-employee directors and consultants who provide services to us, who are responsible for our management and growth, or otherwise contribute to the conduct and direction of our business, operations and affairs. The Compensation Committee of our board of directors administers our incentive plan, selects the persons to whom options are granted and fixes the terms of such options. In July 2013, 2014, 2015 and in December 2017, our stockholders approved increases to our 2011 Equity Incentive Plan in the amounts of 2,600,000, 2,000,000, 2,250,000 and 7,100,000, respectively.

Options may be awarded during the ten-year term of the plan to our employees (including employees who are directors), or consultants who are not employees and our other affiliates. Our plan provides for the grant of options that qualify as incentive stock options, or Incentive Stock Options, under Section 422A of the Internal Revenue Code of 1986, as amended, and options which are not Incentive Stock Options, or Non-Statutory Stock Options, as well as restricted stock and other awards. Only our employees or employees of our subsidiaries may be granted Incentive Stock Options. Our affiliates or consultants or others as may be permitted by our board of directors, may be granted Non-Statutory Stock Options.

Options to purchase 2,712,954 shares of our common stock at prices ranging from $1.76 to $16.47 are outstanding at December 31, 2017. There were no options granted during 2017 whose exercise price was lower than the estimated market price of the stock at the grant date.

Options issued during 2017 to directors and employees under the 2011 Equity Incentive Plan totaled 960,175 shares, at exercise prices ranging from $1.76 to $3.23.

Option Exercises and Stock Vested

The following information sets forth stock options exercised by the executive officers during the year ended December 31, 2017:

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mark A. Sirgo, Pharm.D.	151,373	112,300	524,418	1,087,790
Ernest R. De Paolantonio, CPA MBA	—	—	73,393	147,652
Niraj Vasisht, Ph.D.	—	—	159,787	319,576

Pension Benefits

None of our employees participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us. Our Compensation Committee may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our company’s best interests.

Nonqualified Deferred Compensation

None of our employees participate in or have account balances in nonqualified defined contribution plans or other nonqualified deferred compensation plans maintained by us. Our Compensation Committee may elect to provide our officers and other employees with non-qualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our company’s best interests.

Grants of Plan-Based Awards in 2017

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stocks or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Closing stock price on Award	Grant Date Fair Value of Stock and Option
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#) (1)	Target (#)	Maximum (#) (2)	Units (#)	Options (#)	Awards ($/Sh)	date ($/Sh)	Awards ($)
Mark A. Sirgo, Pharm.D. (3)(4)	2/6/17				375,000		375,000					$1,387,500
Ernest R. De Paolantonio, CPA MBA	2/6/17				162,500		162,500					$601,250
Niraj Vasisht, Ph.D. (3)(5)	2/6/17				95,000		95,000					$351,500

(1)	The stock awards disclosed in this item consists of time-based RSUs issued under our 2011 Equity Incentive Plan with a FMV of $1.85, which vest in ratably in thirds beginning February 2018.
(2)	The stock awards disclosed in this item consists of performance-based RSUs issued under our 2011 Equity Incentive Plan with a FMV of $1.85, which vest under certain performance criteria beginning February 2018.
(3)	As of each of the respective Retirement Dates to, the stock awards disclosed in this item during 2017 related to time-vesting RSUs issued to Dr. Sirgo and Mr. Vasisht pursuant to the Plan terminated, and in lieu thereof, Dr. Sirgo and Mr. Vasisht each received a one-time issuance of fully vested shares of Common Stock under the Plan, the number of which was determined with reference to the time-vesting RSUs being terminated by dividing (A) the Net Present Value of such time-vesting RSUs by (B) the 30-day VWAP as of the Retirement Date.
(4)	As of the Retirement Date, the stock awards disclosed in this item during 2017 related to performance-based RSUs issued to Dr. Sirgo terminated and, in lieu thereof, Dr. Sirgo receive a one-time issuance of 250,000 fully vested shares of Common Stock under the Plan as of the Retirement Date on January 2, 2018.
(5)	As of the Retirement Date, the stock awards disclosed in this item during 2017 related to performance-based RSUs issued to Dr. Vasisht terminated and, in lieu thereof, performance RSUs shall continue to vest in accordance with the applicable equity incentive plan until December 31, 2018, at which time 60% of any unvested performance RSUs shall be deemed vested and the remaining 40% shall be deemed forfeited.

Narrative to Grants of Plan Based Awards Table

See Compensation Discussion and Analysis above for complete description of the targets for payment of annual incentives, as well as performance criteria on which such payments were based.

Options granted to employees vest over 36 months beginning on the first anniversary of the grant date at which time 33% of such options vest. These options expire in 10 years and are outstanding for as long as the individual is an active employee. Employee options qualify as Incentive Stock Options.

Potential Payments Under Severance/Change in Control Arrangements

The table below sets forth potential payments payable to our current executive officers in the event of a termination of employment under various circumstances. For purposes of calculating the potential payments set forth in the table below, we have assumed that (i) the date of termination was December 31, 2017 and (ii) the stock price was $2.95, which was the closing market price of our common stock on December 29, 2017, the last business day of the 2017 fiscal year.

Name	If Company Terminates Executive Without Cause or Executive Resigns with Good Reason ($)		Termination Following a Change in Control without Cause or Executive Resigns with Good Reason ($)
Mark A. Sirgo, Pharm.D.
Cash Payment	$787,000	(1)	$1,023,000	(1)
Acceleration of Options	—		4,845	(3)

Total Cash and Benefits	$787,000		$1,027,845

Ernest R. De Paolantonio, CPA MBA
Cash Payment	$533,077	(2)	$358,077	(2)

Name	If Company Terminates Executive Without Cause or Executive Resigns with Good Reason ($)		Termination Following a Change in Control without Cause or Executive Resigns with Good Reason ($)
Acceleration of Options	—		—	(3)

Total Cash and Benefits	$533,077		$358,077

Niraj Vasisht, Ph.D.
Cash Payment	$476,327	(2)	$708,827	(2)
Acceleration of Options	—		60,123	(3)

Total Cash and Benefits	$476,327		$768,950

(1)	Dr. Sirgo executed a retirement agreement on August 23, 2017 which was effective January 2, 2018. See Compensation Discussion and Analysis for details on Dr. Sirgo’s retirement agreement.
(2)	Includes severance payment and accrued and unused vacation time as of December 31, 2017.
(3)	Determined by taking excess of the fair market value of our common stock on December 29, 2017, less the exercise price of each accelerated option.

For each of our executive officers, in their employment agreements the term “change of control” means the occurrence of any one or more of the following events (it being agreed that, with respect to paragraphs (i) and (iii) of this definition below, a “change of control” shall not be deemed to have occurred if the applicable third party acquiring party is an “affiliate” of our company within the meaning of Rule 405 promulgated under the Securities Act of 1933, as amended):

(i) An acquisition (whether directly from our company or otherwise) of any voting securities of our company by any person or entity, immediately after which such person or entity has beneficial ownership of forty percent (40%) or more of the combined voting power of our then outstanding voting securities.

(ii) The individuals who, as of the date hereof, are members of our board of directors cease, by reason of a financing, merger, combination, acquisition, takeover or other non-ordinary course transaction affecting our company, to constitute at least fifty-one percent (51%) of the members of our board of directors; or

(iii) Approval by our board of directors and, if required, our stockholders of, or our execution of any definitive agreement with respect to, or the consummation of (it being understood that the mere execution of a term sheet, memorandum of understanding or other non-binding document shall not constitute a change of control):

(A) A merger, consolidation or reorganization involving our company, where either or both of the events described in clauses (i) or (ii) above would be the result;

(B) A liquidation or dissolution of or appointment of a receiver, rehabilitator, conservator or similar person for, or the filing by a third party of an involuntary bankruptcy against, our company; or

(C) An agreement for the sale or other disposition of all or substantially all of the assets of our company to any person or entity (other than a transfer to a subsidiary of our company).

The cash component (as opposed to option accelerations) of any change of control payment would be structured as a one-time cash severance payment.

CEO Pay Ratio – 15:1

We believe our executive compensation program must be consistent and internally equitable to motivate our employees to perform in ways that enhance stockholder value. We are committed to internal pay equity, and the Compensation Committee monitors the relationship between the pay of our executive officers and the pay of our non-executive employees. The Compensation Committee reviewed a comparison of Mark Sirgo’s, our Chief Executive Officer (which we refer to for these purposes as the CEO), annual total compensation in fiscal year 2017 to that of all other company employees for the same period. The calculation of annual total compensation of all employees was determined in the same manner as the “Total Compensation” shown for our CEO in the “Summary Compensation Table” on page 91 of this Report. Pay elements that were included in the annual total compensation for each employee are:

•	salary received in fiscal year 2017;

•	annual bonus payment received for performance in fiscal year 2017;

•	grant date fair value of stock option exercises and RSU awards vested in fiscal year 2017;

•	company-paid 401(k) Plan match made during fiscal year 2017;

•	company-paid life insurance premiums during fiscal year 2017; and

•	auto allowance paid in fiscal year 2017.

Our calculation includes all employees as of December 31, 2017. The annual total compensation of our CEO for 2017 includes a retirement payment (pursuant to his retirement agreement) and legal fees paid by our company in connection with the execution of the CEO’s retirement agreement.

We determined the compensation of our median employee by: (i) calculating the annual total compensation described above for each of our employees, (ii) ranking the annual total compensation of all employees except for the CEO from lowest to highest (a list of 90 employees), and (iii) since we have an even number of employees when not including the CEO, determining the average of the annual total compensation of the two employees ranked 46 and 47 on the list (“Median Employee”).

The annual total compensation for fiscal year 2017 for our CEO was $2,405,516 and for the Median Employee was $159,578. We estimate that the resulting ratio of our CEO’s pay to the pay of our Median Employee for fiscal year 2017 is 15 to 1.

Compensation of Directors Summary Table

DIRECTOR COMPENSATION

Name (a)	Fees Earned or Paid in Cash ($)		Stock Awards ($) (11)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Frank E. O’Donnell, Jr.	313,250	(1)	351,915	(2)	—		—	—	18,432	(3)	683,597
William B. Stone(12)	87,500		98,000	(4)	43,000	(5)	—	—	—		228,500
Samuel P. Sears, Jr. (13)	70,000		84,000	(6)	32,250	(7)	—	—	—		186,250
Thomas W. D’Alonzo (13)	55,000		84,000	(6)	32,250	(7)	—	—	—		171,250
Charles J. Bramlage (12)	57,500		84,000	(6)	32,250	(7)	—	—	—		173,750
Barry I. Feinberg(13)	55,000		84,000	(6)	32,250	(7)	—	—	—		171,250
Timothy C. Tyson (13)	52,500		20,482	(8)	7,865	(9)	—	—	—		80,847
William M. Watson (10)	—		—		—		—	—	—		—

(1)	Compensation for serving as Executive Chairman through May 2017 and subsequently as Chairman, which includes $132,000 as bonus, which relates to 2016 performance but was contingent upon board approval which occurred March 2017.
(2)	The stock awards disclosed in this item consists of 2,520 RSUs in 2017 with a FMV of $2.00 under our LTIP and 375,000 unvested RSUs issued as executive grants in 2017 with a FMV of $1.85 which vest in thirds beginning in 2018. Does not include 170,828 unvested RSUs to be issued under our LTIP upon the achievement of certain performance criteria and 375,000 performance-based RSUs that vests under certain performance criteria which were granted in 2017.
(3)	Includes $18,432 in health benefits paid in 2017.
(4)	The stock awards disclosed in this item consists of 35,000 RSUs issued in 2017 with a FMV of $2.80 for serving on the board which half vested in 2017 and the remaining half vest in 2018.
(5)	The stock options disclosed in this item consists of 20,000 options granted in 2017 with a FMV of $2.15 for serving on the board which half vested in 2017 and the remaining half vest in 2018.
(6)	The stock awards disclosed in this item consists of 30,000 RSUs issued in 2017 with a FMV of $2.80 for serving on the board which half vested in 2017 and the remaining half vest in 2018.
(7)	The stock options disclosed in this item consists of 15,000 options granted in 2017 with a FMV of $2.15 for serving on the board which half vested in 2017 and the remaining half vest in 2018.
(8)	The stock awards disclosed in this item consists of 7,315 RSUs issued in 2017 with a FMV of $2.80 for serving on the board which half vested in 2017 and the remaining half vest in 2018.
(9)	The stock options disclosed in this item consists of 3,658 options granted in 2017 with a FMV of $2.15 for serving on the board which half vested in 2017 and the remaining half vest in 2018.
(10)	Mr. Watson joined our board in December 2017.
(11)	The reported amounts represent the aggregate grant date fair value of the awards computed in accordance with Financial Accounting Standards Board Account Standards Codification Topic 718, Stock Compensation, as modified or supplemented, or FASB ASC Topic 718.
(12)	Mr. Stone and Mr. Bramlage retired from the Board of Directors December 2017.
(13)	Mr. Sears, Mr. D’Alonzo, Dr. Feinberg and Mr. Tyson retired from the Board of Directors May 2018.

Narrative to Director Compensation

The Compensation Committee of our board of directors reviews the Director Remuneration Policy, which establishes the compensation our directors earn for serving on our board of directors and individual committees. The policy follows (all annual cash retainers are paid quarterly in arrears):

•	$45,000 annual cash retainer to each board member.

•	$10,000 annual cash retainer to the Lead Director.

•	$20,000 annual cash retainer to the Chairman of the Audit Committee.

•	$15,000 annual cash retainer to the Chairman of the Compensation Committee.

•	$10,000 annual cash retainer to the Chairman of the Nominating & Corporate Governance Committee.

•	$10,000 annual cash retainer to each non-Chairman Audit Committee member.

•	$7,500 annual cash retainer to each non-Chairman Compensation Committee member.

•	$5,000 annual cash retainer to each non-Chairman Nominating & Corporate Governance Committee member.

•	$7,500 annual cash retainer to each Special Committee member.

•	30,000 restricted stock units of our common stock per year, to each director.

•	5,000 additional restricted stock units of our common stock per year to the Lead Director.

•	15,000 stock options of our common stock per year, to each director.

•	5,000 additional stock options of our common stock per year to the Lead Director.

•	New directors will earn a pro-rated portion (based on months to be served in the fiscal year in which they join) of cash and restricted stock units.

Options granted to directors expire in 10 years and are outstanding for the life of the option. Director options qualify as Non-Statutory Stock Options. The total number of options granted during the year ended December 31, 2017 was 83,658, of which 41,829 vested during the first open window upon issuance in August 2017 and 41,829 vests in August 2018.

The total number of RSUs granted during the year ended December 31, 2017 was 162,315, of which 81,158 vested during the first open window upon issuance in August 2017 and 81,158 vests in August 2018.

Performance Long Term Incentive Plan

In December 2012, by unanimous written consent following significant planning and discussion (as well as discussion with our outside compensation consultant Radford), the Committee approved the LTIP. The LTIP is designed as an incentive for our senior management (including our NEOs) to generate revenue for our company.

The LTIP consists of RSUs (as defined under our 2011 Equity Incentive Plan) which are rights to acquire shares of our common stock. All Performance RSUs granted under the LTIP will be granted under our 2011 Equity Incentive Plan (as the same may be amended, supplemented or superseded from time to time) as “Performance Compensation Awards” under such plan. The participants in the LTIP are either NEOs or senior officers of our company.

The term of the LTIP began with our fiscal year ended December 31, 2012 and lasts through our fiscal year ended December 31, 2019. The total number of Performance RSUs covered by the LTIP is 1,078,000, of which 978,000 were awarded in 2012 and 35,000 were awarded November 2015 (the remaining 319,676 Performance RSUs being reserved for future hires, which includes forfeitures). A total of 9,958, 23,853, 21,356, 4,447 and 8,986 RSUs vested during the years ended December 31, 2017, 2016, 2015, 2014 and 2013, respectively. The Performance RSUs under the LTIP did not vest upon granting, but instead are subject to potential vesting each year over the 8 year term of the LTIP depending on the achievement of revenue by our company, as reported in our Annual Report on Form 10-K. Performance RSUs will be valued on the day of issuance and will vest annually on the last day preceding the first open window after filing our Annual Report on Form 10-K based on the revenue achieved during the prior fiscal year as a proportion of the total cumulative revenue target for the entire term of the LTIP (which we call the Predefined Cumulative Revenue). Predefined Cumulative Revenue is a predefined aggregate revenue target for the entire term of the LTIP that was determined by the Committee in conjunction with our executive management. The Predefined Cumulative Revenue may be adjusted by the Committee upon the occurrence of extraordinary corporate events during the term of the LTIP (such as acquisitions by our company of revenue generating businesses or assets).

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee was formerly composed of Samuel P. Sears, Jr., William B. Stone, Charles J. Bramlage, William Mark Watson and Peter S. Greenleaf and is currently composed of Todd C. Davis, William Mark Watson and Kevin Kotler. None of our executive officers serves as a member of the Compensation Committee of our Board of Directors, or other committee serving an equivalent function. None of the members of our Compensation Committee has ever been our employee or one of our officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF PETER S. GREENLEAF AND TODD C. DAVIS TO THE BOARD OF DIRECTORS, EACH TO HOLD OFFICE UNTIL EITHER (A) THE 2019 ANNUAL MEETING OF THE COMPANY’S STOCKHOLDERS IF THE STOCKHOLDERS APPROVE PROPOSAL 1 TO ELIMINATE THE CLASSIFICATION OF THE BOARD AND UNTIL EACH SUCH DIRECTOR’S SUCCESSOR SHALL HAVE BEEN DULY ELECTED AND QUALIFIED OR UNTIL HIS EARLIER RESIGNATION OR REMOVAL, OR (B) THE 2021 ANNUAL MEETING OF THE COMPANY’S STOCKHOLDERS IF THE STOCKHOLDERS DO NOT APPROVE PROPOSAL 1 AND UNTIL EACH SUCH DIRECTOR’S SUCCESSOR SHALL HAVE BEEN DULY ELECTED AND QUALIFIED OR UNTIL HIS EARLIER RESIGNATION OR REMOVAL.

PROPOSAL 5

RATIFICATION OF THE APPOINTMENT OF THE

COMPANY’S REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2018

On January 28, 2016, the Audit Committee of the Board appointed the firm of Cherry Bekaert LLP (“CB”) to serve as our registered public accounting firm for our fiscal year ended December 31, 2017. The independent accountant’s report of CB on our consolidated financial statements for the year ended December 31, 2017 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

Audit Fees. The aggregate fees billed by CB for professional services rendered for the audit of our annual financial statements, review of the financial information included in our Forms 10-Q for the respective periods and other required filings with the SEC for the years ended December 31, 2017 and 2016 totaled $188,500 and $179,500, respectively. The above amounts include interim procedures and audit fees, as well as attendance at audit committee meetings.

Audit-Related Fees. The aggregate fees billed by CB for audit-related fees for the years ended December 31, 2017 and 2016 were $149,839 and $53,800, respectively. The fees were provided in consideration of services consisting of review and update procedures associated with registration statements and other SEC filings, as well as the 2017 audit of the BELBUCA® asset acquisition.

Tax Fees. The aggregate fees billed by CB for professional services rendered for tax compliance for the years ended December 31, 2017 and 2016 were $42,460 and $2,650, respectively. The fees were provided in consideration of services consisting of preparation of tax returns and related tax advice.

All Other Fees. None

The Audit Committee of our Board has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing audit and non-audit services provided by CB in 2016. Consistent with the Audit Committee’s responsibility for engaging our independent auditors, all audit and permitted non-audit services require pre-approval by the Audit Committee. The full Audit Committee approves proposed services and fee estimates for these services. The Audit Committee chairperson has been designated by the Audit Committee to approve any audit-related services arising during the year that were not pre-approved by the Audit Committee. Any non-audit service must be approved by the full Audit Committee. Services approved by the Audit Committee chairperson are communicated to the full Audit Committee at its next regular meeting and the Audit Committee reviews services and fees for the fiscal year at each such meeting. Pursuant to these procedures, the Audit Committee approved the foregoing services provided by CB.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure. None.

A representative of CB is expected to attend the Meeting, will have the opportunity to make a statement should they desire to do so and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE AUDIT COMMITTEE’S APPROVAL OF THE APPOINTMENT OF CHERRY BEKAERT LLP AS THE COMPANY’S REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

PROPOSAL 6

RATIFICATION OF THE ISSUANCE AND SALE OF THE SERIES B PREFERRED STOCK, AND APPROVAL OF THE ISSUANCE OF COMMON STOCK ISSUABLE UPON THE CONVERSION OF THE SERIES B PREFERRED STOCK AS REQUIRED BY AND IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 5635(D)

Background

On May 17, 2018, the Company entered into a placement agency agreement for the Offering of an aggregate of 5,000 Shares of the Series B Preferred Stock. In connection with the Offering, on May 17, 2018, the Company also entered into the Securities Purchase Agreement with the Investors relating to the Offering, pursuant to which the Investors agreed to purchase the Shares for a price of $10,000 per share, resulting in gross proceeds to the Company of $50.0 million. On May 21, 2018, the Company closed the Offering.

As required by Nasdaq Listing Rule 5635(d), and pursuant to the Securities Purchase Agreement and the Certificate of Designation, we are seeking stockholder approval to ratify the issuance and sale of the Series B Preferred Stock, and to approve the issuance of up to an aggregate of 27,777,778 shares of Common Stock upon conversion of the Series B Preferred Stock as set forth in the Certificate of Designation.

Private Placement

As disclosed in a Form 8-K filed with the SEC on May 17, 2018, on May 17, 2018, we entered into a Securities Purchase Agreement with a group of investors pursuant to which we agreed to sell to the investors, in a private placement pursuant to a shelf registration statement, as amended, that the Company filed with the SEC, which became effective on July 13, 2015 (File No. 333-205483) the Shares at an aggregate purchase price of $50.0 million. A prospectus supplement relating to the Offering will be filed with the SEC pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Each share of Series B Preferred Stock is convertible into a number of shares of our Common Stock determined by dividing $10,000 by a conversion price of $1.80 per share (subject to adjustment for stock splits and stock dividends as provided in the Certificate of Designation of the Series B Preferred Stock (the “Certificate of Designation”), at any time following stockholder approval of this Proposal 6. As of the Closing, the aggregate outstanding shares of Series B Preferred Stock is convertible (upon stockholder approval of this Proposal 6) into an aggregate 27,777,778 shares of Common Stock. The Series B Preferred Stock does not contain any price-based anti-dilution protection. The Series B Preferred Stock is convertible at any time after stockholder approval of this Proposal 6 at the option of the holder, except that a holder will be prohibited from converting shares of Series B Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than 9.98% of the total number of shares of Common Stock then issued and outstanding, which percentage may be increased or decreased on sixty-one (61) days’ notice from the holder of Series B Preferred Stock to the Company provided that, until stockholder approval of this Proposal 6, such beneficial ownership limitation may only be increased to up to 19.99% of the total number of shares of Common Stock then issued and outstanding.

Within ten (10) days following the date of stockholder approval of this Proposal 6, the Company has the right to deliver a notice to the holders of the Series B Preferred Stock to require conversion of the Series B Preferred Stock into Common Stock, provided that certain conditions with respect to the Common Stock are satisfied. Such forced conversion shall be subject to a holder’s beneficial ownership limitation of 9.0% of the total number of shares of Common Stock then issued and outstanding. Following an initial forced conversion of the Series B Preferred Stock, every ninety (90) days thereafter, the Company has the right to require the forced conversion of the still outstanding shares of Series B Preferred Stock up to the beneficial ownership limitation of 9.0% of the total number of shares of Common Stock then issued and outstanding.

In the event of the Company’s liquidation, dissolution or winding up, holders of the Series B Preferred Stock will receive a payment equal to $0.001 per share of Series B Preferred Stock before any proceeds are distributed to the holders of Common Stock and in parity with the Company’s outstanding Series A Non-Voting Convertible Preferred Stock (the “Series A Preferred Stock”). After the payment of this preferential amount, and subject to the rights of holders of any class or series of capital stock hereafter created specifically ranking by its terms senior to the Series B Preferred Stock, holders of Series B Preferred Stock (and the holders of the Series A Preferred Stock) will participate ratably in the distribution of any remaining assets with the Common Stock and any other class or series of our capital stock hereafter created that participates with the Common Stock in such distributions.

The shares of Series B Preferred Stock will generally have no voting rights, except as required by law and except that the consent of holders of 80% of the outstanding Series B Preferred Stock will be required to amend the terms of the Series B Preferred Stock or the Certificate of Designation, to authorize any class of securities that is senior to the Series B Preferred Stock with respect to distribution of assets upon liquidation, the payment of dividends or rights of redemption.

The Series B Preferred Stock will not be entitled to receive any dividends, unless and until specifically declared by the Board. The Company is not obligated to redeem or repurchase any shares of Series B Preferred Stock. Shares of Series B Preferred Stock are not otherwise entitled to any redemption rights, or mandatory sinking fund or analogous fund provisions. If, at any time that shares of Series B Preferred Stock are outstanding, the Company effects a merger or other change of control transaction, as described in the Certificate of Designation and referred to as a fundamental transaction, then a holder will have the right to receive, upon any subsequent conversion of a share of Series B Preferred Stock (in lieu of conversion shares) for each issuable conversion share, the same kind and amount of securities, cash or property as such holder would have been entitled to receive upon the occurrence of such fundamental transaction if such holder had been, immediately prior to such fundamental transaction, the holder of one share of Common Stock.

We intend to use the net proceeds from the private placement for the clinical and regulatory advancement of our product candidates; for commercialization of our products, including potential sales and marketing of products on our own behalf; to support of our partnered products; for potential acquisitions of new technologies and products or related companies, and to meet working capital needs. The amounts and timing of our use of the net proceeds from the private placement will depend on a number of factors, such as the timing and progress of our research and development efforts, the timing and progress of any partnering and commercialization efforts, technological advances and the competitive environment for our products. As of the date of this Proxy Statement, we cannot specify with certainty all of the particular uses for the net proceeds to us from the private placement. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

Pursuant to the Certificate of Designation, except as required to comply with fiduciary duties under applicable law, the Board is required to (i) recommend that the Company’s stockholders vote to approve (x) an amendment to our Charter to increase the Company’s authorized capital stock, in an amount necessary to provide for the full conversion of outstanding shares of the Series B Preferred Stock into shares of Common Stock, as set forth in Proposal 3 above and (y) the approval as may be required by NASDAQ Marketplace Rule 5635(d) from the stockholders of the Company with respect to (A) the issuance and sale of the Series B Preferred Stock, and (B) the issuance of Common Stock issuable upon the conversion of the Series B Preferred Stock in an amount necessary to provide for the full conversion of outstanding shares of the Series B Preferred Stock into shares of Common Stock; (ii) use its reasonable best efforts to solicit such stockholders to vote in favor of Proposal 3 and Proposal 6 (iii) use its reasonable best efforts to take all other actions necessary or advisable to secure the favorable votes of such stockholders required to approve and effect Proposal 3 and Proposal 6.

In this Proposal 6, as required by and in accordance with NASDAQ Marketplace Rule 5635(d), we are seeking stockholder approval to ratify the issuance and sale of the Series B Preferred Stock, and to approve the issuance of up to an aggregate of 27,777,778 shares of Common Stock upon conversion of the Series B Preferred Stock as set forth in in the Certificate of Designation.

Nasdaq Listing Rules

Because our Common Stock is traded on the Nasdaq Capital Market, we are subject to the Nasdaq Listing Rules, including Rule 5635(d).

Pursuant to Listing Rule 5635(d), stockholder approval is required prior to the issuance of securities in connection with a transaction (or a series of related transactions) other than a public offering involving the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

Effect of Issuance of Securities

The potential issuance of the aggregate of 27,777,778 shares of our Common Stock underlying the shares of Series B Preferred Stock would result in an increase in the number of shares of our Common Stock outstanding, and our stockholders will incur dilution of their percentage ownership to the extent that the investors convert their shares of Series B Preferred Stock.

Required Vote

Stockholder approval of this Proposal 6 requires a “FOR” vote from at least a majority of the votes cast. Abstentions and broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE ISSUANCE AND SALE OF THE SERIES B PREFERRED STOCK, AND TO APPROVE THE ISSUANCE OF UP TO AN AGGREGATE OF 27,777,778 SHARES OF COMMON STOCK UPON CONVERSION OF THE SERIES B PREFERRED STOCK AS SET FORTH IN THE CERTIFICATE OF DESIGNATION.

PROPOSAL 7

ADJOURNMENT OF THE ANNUAL MEETING

We are asking our stockholders to authorize the adjournment of the Meeting to a later date or dates, if necessary, to solicit additional proxies in favor of Proposal 3 and Proposal 6 if there are insufficient votes at the time of the adjournment to approve either of Proposal 3 or Proposal 6.

Approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast on the proposal.

If the stockholders approve the adjournment proposal, the Meeting may be adjourned and we may use the additional time until such later date to which the Meeting has been adjourned to solicit additional proxies, including the solicitation of proxies from stockholders who have previously voted.

Our bylaws authorize the chair of the Meeting to adjourn the Meeting in the discretion of the chair and without action by stockholders and without notice other than an announcement at the Meeting regardless of whether a quorum is present or represented.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT PROPOSAL.

OTHER INFORMATION

Proxy Solicitation

All costs of solicitation of proxies will be borne by us. In addition to solicitation by mail, our officers and regular employees may solicit proxies personally or by telephone. We do not intend to utilize a paid solicitation agent.

Proxies

A stockholder may revoke his, her or its proxy at any time prior to its use by giving written notice to our Secretary, by executing a revised proxy at a later date or by attending the Meeting and voting in person. Proxies in the form enclosed, unless previously revoked, will be voted at the Meeting in accordance with the specifications made thereon or, in the absence of such specifications in accordance with the recommendations of our Board.

Securities Outstanding; Votes Required

As of the close of business on the Record Date there were 59,351,956 shares of Common Stock outstanding. As of the Record Date, 2,093,155 shares of Series A preferred stock were outstanding and 5,000 shares of Series B preferred stock outstanding. The Series B shares are convertible into 27,777,778 shares of common stock upon stockholder approval and such time after conversion, no Reporting Person would beneficially own more than 9.98% of the Common Stock outstanding immediately after giving effect to such conversion. Stockholders are entitled to one vote for each share of Common Stock owned. The affirmative vote of a majority of the shares of Common Stock present at the Meeting, in person or by proxy, is required for approval of the proposals. Shares of the Common Stock represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the Meeting, regardless of how or whether such shares are voted on any specific proposal.

Other Business

Our Board knows of no other matter to be presented at the Meeting. If any additional matter should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such matters.

Item 12.	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

The following table sets forth, as of June 25, 2018, by: (i) each of our directors, (ii) all persons who, to our knowledge, are the beneficial owners of more than 5% of the outstanding shares of common stock, (iii) each of the executive officers, and (iv) all of our directors and executive officers, as a group. Each person named in this table has sole investment power and sole voting power with respect to the shares of common stock set forth opposite such person’s name, except as otherwise indicated. Unless otherwise indicated, the address for each person listed below is in care of BioDelivery Sciences International, Inc., 4131 ParkLake Avenue, Suite #225, Raleigh, NC 27612.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class as of June 2025(1)
venBio Select Advisor LLC (2)	5,437,779	9.16%
Broadfin Capital, LLC (3)	4,278,819	7.21%
Stonepine Capital Management (4)	3,706,084	6.24%
Herm Cukier (5)	0	*
Scott M. Plesha (6)	157,156	*
Ernest R. De Paolantonio, CPA MBA (7)	212,368	*
Peter S. Greenleaf(8)	75	*
Mark A. Sirgo, Pharm.D. (9)	2,718,434	4.58%
Frank E. O’Donnell, Jr., M.D.(10)	500,150	*
William M. Watson (11)	1,500	*
Todd C. Davis (12)	0	*
Kevin Kotler (13)	4,278,819	7.21%
All Directors and Officers as a group (9 persons)	7,868,427	13.26%

*	Less than 1%
(1)	Based on 59,351,956 shares of Common Stock outstanding as of June 25, 2018 and shares beneficially owned by the referenced parties as described below.
(2)	Based on 13F filed by venBio Select Advisor LLC with the SEC on May 15, 2018 for the quarter ended March 31, 2018.
(3)	Based on 13F filed by Broadfin Capital, LLC with the SEC on May 14, 2018 for the quarter ended March 31, 2018. Does not include 12,222,223 shares of Common Stock issuable upon conversion of 2,200 shares of Series B Preferred Stock beneficially owned by Broadfin Capital LLC, which conversion is subject to stockholder approval.
(4)	Based on 13F filed by Stonepine Capital Management with the SEC on May 14, 2018 for the quarter ended March 31, 2018.
(5)	Mr. Cukier became a director in May 2018. Does not include 200,000 shares of unvested RSUs which vest in thirds from May 2019 to May 2021. Does not include options to purchase 800,000 shares of common stock, none of which are currently exercisable.
(6)	Mr. Plesha is our President. This number includes 157,156 shares owned by Mr. Plesha. Does not include an aggregate of 127,265 shares of unvested RSUs which vest in thirds from August 2018 to March 2021. Also, does not include 62,500 shares of unvested RSUs potentially issuable in thirds if certain pre-determined company revenue targets are achieved.
(7)	Mr. De Paolantonio is our Chief Financial Officer, Secretary and Treasurer. Includes 157,609 shares owned by Mr. De Paolantonio. Includes options to purchase 55,659 shares of common stock, all of which are currently exercisable. Does not include an aggregate of 163,333 shares of unvested RSUs which vest in thirds from February 2019 to March 2021. Does not include 70,000 shares of unvested RSUs potentially issuable in thirds if certain pre-determined company revenue targets are achieved. Also, does not include 31,781 shares of unvested RSUs potentially issuable under our LTIP if certain pre-determined company revenue targets are achieved.
(8)	Mr. Greenleaf became our Chairman of the Board and a director in May 2018.
(9)	Includes 2,499,542 shares owned by Dr. Sirgo, our Vice Chairman. Includes options to purchase 218,892 shares of common stock, all of which are currently exercisable. Does not include 327,170 unvested RSUs potentially issuable under our LTIP if certain pre-determined company revenue targets are achieved.

(10)	Dr. O’Donnell is a director. Excludes 167,500 shares owned by The Francis E. O’Donnell, Jr. Irrevocable Trust #1, of which Dr. O’Donnell’s sister, Kathleen O’Donnell, is trustee, and as to which Dr. O’Donnell disclaims beneficial interest. This number includes 392,650 shares owned by Dr. O’Donnell and options to purchase 107,500 shares of our common stock, all of which is currently exercisable. Does not include an aggregate of 518,077 shares of unvested RSUs which vest in thirds from September 2018 to March 2021. Does not include 179,062 shares of unvested RSUs potentially issuable in thirds if certain pre-determined company revenue targets are achieved. Also, does not include 164,022 shares of unvested RSUs potentially issuable under our LTIP if certain pre-determined company revenue targets are achieved.
(11)	Mr. Watson became a director in December 2017. Includes 1,500 shares owned.
(12)	Mr. Davis became a director in May 2018. Does not include 416,667 shares of Series B Non-Voting Convertible Stock.
(13)	Mr. Kotler became a director in May 2018. Does not include 12,222,223 shares of Series B Non-Voting Convertible Stock which are held in the account of Broadfin Healthcare Master Fund, Ltd., a private investment fund managed by Broadfin Capital, LLC, and may be deemed to be beneficially owned by Mr. Kotler, managing member of Broadfin Capital, LLC.

Certain Relationships and Related Transactions

As of December 31, 2001, our Board appointed an audit committee consisting of independent directors. This committee, among other duties, is charged to review, and if appropriate, ratify all agreements and transactions which had been entered into with related parties, as well as review and ratify all future related party transactions. From time to time, after compliance with our internal policies and procedures, we have entered into related party contracts, some of which were amended subsequently in accordance with the same policies and procedures.

The following is a listing of our related party transactions:

Affiliates

On November 30, 2000, we entered into an agreement with Biotech Specialty Partners, LLC, or BSP, an emerging alliance of early stage biotechnology and specialty pharmaceutical companies. BSP to date has not distributed any pharmaceutical products. Under this agreement, BSP will serve as a nonexclusive distributor of our products in consideration of a ten (10%) percent discount to the wholesale price, which our Board has determined to be commercially reasonable. BSP has waived its rights under this agreement with respect to Arius’ products which include the BEMA® technology. Dr. O’Donnell, our Chairman of the Board and a director is a member of the management of BSP.

As a matter of corporate governance policy, we have not and will not make loans to officers or loan guarantees available to “promoters” as that term is commonly understood by the SEC and state securities authorities.

We believe that the terms of the above transactions with affiliates were as favorable to us or our affiliates as those generally available from unaffiliated third parties. At the time of certain of the above referenced transactions, we did not have sufficient disinterested directors to ratify or approve the transactions; however, the present Board includes six independent directors which constitute a majority as required by NASDAQ Stock Market rules. We believe that our former Board, William B. Stone, Samuel P. Sears, Jr., Thomas W. D’Alonzo, Charles J. Bramlage, Barry I. Feinberg, Timothy C. Tyson and William Mark Watson qualified as independent directors for NASDAQ Stock Market purposes. In addition, upon the retirement of Messrs. Stone and Bramlage from their positions on the Board in December 2017 and Messrs. Sears, D’Alonzo, Feinberg and Tyson from their positions on the Board May 2018, and with the election of the new Board in May 2018 of Messrs. Greenleaf, Davis and Kotler, will include four independent directors which will constitute a majority as required by NASDAQ Stock Market purposes.

All future transactions between us and our officers, directors or five percent stockholders, and respective affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of our independent directors who do not have an interest in the transactions and who had access, at our expense, to our legal counsel or independent legal counsel.

To the best of our knowledge, other than as set forth above, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or are to be a party, in which the amount involved exceeds $120,000, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, has an interest.

Legal Proceedings

There are no material proceedings in which any of the Company’s directors, officers or affiliates, or any associate of any such director, officer, affiliate of the Company, is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Deadline for Submission of Stockholder Proposals for 2018 Annual Meeting of Stockholders

Stockholders may present proposals intended for inclusion in our proxy statement for our 2019 Annual Meeting of Stockholders provided that such proposals are received by the Secretary of the Company after February 28, 2019 but before March 28, 2019 and in accordance by and otherwise in compliance with, applicable SEC regulations, and the Company’s Amended and Restated Bylaws, as applicable. Proposals submitted not in accordance with such regulations or the Company’s Amended and Restated Bylaws, will be deemed untimely or otherwise deficient; however, the Company will have discretionary authority to include such proposals in the 2019 Proxy Statement.

Stockholder Communications

Stockholders wishing to communicate with the Board may direct such communications to the Board c/o the Company, Attn: Ernest R. De Paolantonio at 4131 ParkLake Avenue, Suite 225, Raleigh, North Carolina 27612. Mr. De Paolantonio will present a summary of all stockholder communications to the Board at subsequent Board meetings. The directors will have the opportunity to review the actual communications at their discretion.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for notices of annual meetings, proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. This year, a single notice of the annual meeting of stockholders, or copy of the proxy statement and annual report, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, and direct your written request to Ernest R. De Paolantonio, Chief Financial Officer of the Company, at (919) 582-9050 or at offices of the Company at 4131 ParkLake Avenue, Suite 225, Raleigh, North Carolina 27612. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

Additional Information

Accompanying this Proxy Statement is a copy of our Annual Report on Form 10-K for the year ended December 31, 2017. Such Report constitutes our Annual Report to Stockholders for purposes of Rule 14a-3 under the Exchange Act. Such Report includes our audited financial statements for the fiscal year ended December 31, 2017 and certain other financial information, which is incorporated by reference herein. We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information are available on the SEC’s website at www.sec.gov. Stockholders who have questions in regard to any aspect of the matters discussed in this Proxy Statement should contact Ernest R. De Paolantonio, Chief Financial Officer of the Company, at (919) 582-9050.

PROXY

BioDelivery Sciences International, Inc.

4131 ParkLake Ave., Suite #225

Raleigh, North Carolina 27612

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED HEREBY APPOINTS HERM CUKIER AND ERNEST R. DE PAOLANTONIO, AND EACH OF THEM, AS PROXIES OF THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION, TO VOTE ALL THE SHARES OF COMMON STOCK OF BIODELIVERY SCIENCES INTERNATIONAL, INC. HELD OF RECORD BY THE UNDERSIGNED ON JUNE 25, 2018, AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, AUGUST 2, 2018, OR ANY ADJOURNMENT THEREOF.

1.	PROPOSAL 1: Approval of an amendment to the Company’s Certificate of Incorporation to declassify the Company’s Board of Directors.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

2.	PROPOSAL 2: Approval of an amendment to the Company’s Certificate of Incorporation to clarify the voting standard for the election of director nominees.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3.	PROPOSAL 3: Approval of an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 75,000,000 shares to 125,000,000 shares.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

4.	PROPOSAL 4: Election of Peter S. Greenleaf (our current Chairman of the Board) and Todd C. Davis (a director) to the Board of Directors, each to hold office until either (a) the 2019 annual meeting of the Company’s stockholders if the stockholders approve Proposal 1 to eliminate the classification of the Board and until each such director’s successor shall have been duly elected and qualified or until his earlier resignation or removal, or (b) the 2021 annual meeting of the Company’s stockholders if the stockholders do not approve Proposal 1 and until each such director’s successor shall have been duly elected and qualified or until his earlier resignation or removal.

(i) Peter S. Greenleaf	[ ] FOR NOMINEE [ ] WITHHOLD AUTHORITY FOR NOMINEE

(i) Todd C. Davis	[ ] FOR NOMINEE [ ] WITHHOLD AUTHORITY FOR NOMINEE

5.	PROPOSAL 5: Ratification of the appointment by the Audit Committee of the Company’s Board of Directors of Cherry Bekaert LLP as the Company’s registered public accounting firm for the fiscal year ending December 31, 2018.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

6.	PROPOSAL 6: Ratification of the issuance and sale of the Company’s Series B Preferred Stock, and approval of the issuance of Common Stock issuable upon the conversion of the Series B Preferred Stock as required by and in accordance with NASDAQ Marketplace Rule 5635(d).

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

7.	PROPOSAL 7: Approval of an adjournment of the Meeting to a later date or dates, if necessary, to solicit additional proxies in favor of Proposal 3 or Proposal 6.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, AS INDICATED ABOVE. THE VOTES YOU ARE ENTITLED TO CAST WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Signature of Stockholder(s)

Date

Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.